                                                                    EXHIBIT 10.1

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                      among


                           HORIZON HEALTH CORPORATION
                                   as Parent,

                     HORIZON MENTAL HEALTH MANAGEMENT, INC.
                                  as Borrower,


                               JPMORGAN CHASE BANK
         (as successor in interest by merger to The Chase Manhattan Bank who was the successor in interest by merger to the Chase Bank of Texas,
                     National Association, formerly known as
                   Texas Commerce Bank National Association),
                                    as Agent,


                                       and
                             the banks named herein


                                   23 May 2002



                        with J.P. Morgan Securities Inc.
                              as sole lead arranger

                                                                                      Page
                                                                                      ----
ARTICLE I. DEFINITIONS ..............................................................    6
    Section 1.1.  Definitions .......................................................    6
    Section 1.2.  Other Definitional Provisions .....................................   17
    Section 1.3.  Accounting Terms and Determinations ...............................   17
    Section 1.4.  Time of Day .......................................................   17

ARTICLE II. REVOLVING CREDIT FACILITY AND LETTERS OF CREDIT .........................   17

    Section 2.1.  Revolving Commitments .............................................   17
    Section 2.2.  Revolving Notes ...................................................   17
    Section 2.3.  Repayment of Loans ................................................   18
    Section 2.4.  Revolving Commitment Fee ..........................................   18
    Section 2.5.  Use of Proceeds ...................................................   18
    Section 2.6.  Reduction, Termination, and Increase of Revolving Commitments .....   18
    Section 2.7.  Letters of Credit .................................................   19

ARTICLE III. MASTER ASSIGNMENT ......................................................   23

    Section 3.1.  Assignment ........................................................   23
    Section 3.2.  Chase Representations and Disclosures .............................   23
    Section 3.3.  Added Bank Representations and Agreements .........................   23
    Section 3.4.  Effectiveness of the Assignments ..................................   23
    Section 3.5.  Exchange of Revolving Notes; New Revolving Commitments ............   24
    Section 3.6.  Address for Notices ...............................................   24

ARTICLE IV. INTEREST AND FEES .......................................................   24

    Section 4.1.  Interest Rate .....................................................   24
    Section 4.2.  Determinations of Margins .........................................   24
    Section 4.3.  Payment Dates .....................................................   25
    Section 4.4.  Default Interest ..................................................   25
    Section 4.5.  Conversions and Continuations of Accounts .........................   25
    Section 4.6.  Computations ......................................................   26

ARTICLE V. ADMINISTRATIVE MATTERS ...................................................   26

    Section 5.1.  Borrowing Procedure ...............................................   26
    Section 5.2.  Minimum Amounts ...................................................   26
    Section 5.3.  Certain Notices ...................................................   26
    Section 5.4.  Prepayments .......................................................   27
    Section 5.5.  Method of Payment .................................................   29
    Section 5.6.  Pro Rata Treatment ................................................   29
    Section 5.7.  Sharing of Payments ...............................................   29
    Section 5.8.  Non-Receipt of Funds by Agent .....................................   30
    Section 5.9.  Withholding Taxes .................................................   30
    Section 5.10. Withholding Tax Exemption .........................................   30


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

ARTICLE VI. YIELD PROTECTION AND ILLEGALITY .........................................   31
    Section 6.1.  Additional Costs ..................................................   31
    Section 6.2.  Limitation on Eurodollar Accounts .................................   32
    Section 6.3.  Illegality ........................................................   33
    Section 6.4.  Treatment of Affected Loans .......................................   33
    Section 6.5.  Compensation ......................................................   33
    Section 6.6.  Capital Adequacy ..................................................   34

ARTICLE VII. CONDITIONS PRECEDENT ...................................................   34

    Section 7.1.  Initial Loan ......................................................   34
    Section 7.2.  All Loans .........................................................   35

ARTICLE VIII. REPRESENTATIONS AND WARRANTIES ........................................   35

    Section 8.1.  Corporate Existence ...............................................   36
    Section 8.2.  Financial Statements ..............................................   36
    Section 8.3.  Corporate Action; No Breach .......................................   36
    Section 8.4.  Operation of Business .............................................   36
    Section 8.5.  Litigation and Judgments ..........................................   36
    Section 8.6.  Rights in Properties; Liens .......................................   36
    Section 8.7.  Enforceability ....................................................   37
    Section 8.8.  Approvals .........................................................   37
    Section 8.9.  Debt ..............................................................   37
    Section 8.10. Taxes .............................................................   37
    Section 8.11. Margin Securities .................................................   37
    Section 8.12. ERISA .............................................................   37
    Section 8.13. Disclosure ........................................................   37
    Section 8.14. Subsidiaries ......................................................   38
    Section 8.15. Agreements ........................................................   38
    Section 8.16. Compliance with Laws ..............................................   38
    Section 8.17. Investment Company Act ............................................   38
    Section 8.18. Public Utility Holding Company Act ................................   38
    Section 8.19. Environmental Matters .............................................   38
    Section 8.20. Solvency ..........................................................   39
    Section 8.21. Benefit Received ..................................................   39

ARTICLE IX. POSITIVE COVENANTS ......................................................   40

    Section 9.1.  Reporting Requirements ............................................   40
    Section 9.2.  Maintenance of Existence; Conduct of Business .....................   41
    Section 9.3.  Maintenance of Properties .........................................   41
    Section 9.4.  Taxes and Claims ..................................................   41
    Section 9.5.  Insurance .........................................................   42
    Section 9.6.  Inspection Rights .................................................   42
    Section 9.7.  Keeping Books and Records .........................................   42
    Section 9.8.  Compliance with Laws ..............................................   42
    Section 9.9.  Compliance with Agreements ........................................   42
    Section 9.10. Further Assurances and Collateral Matters .........................   42
    Section 9.11. ERISA .............................................................   44


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


ARTICLE X. NEGATIVE COVENANTS .......................................................   44

    Section 10.1.  Debt .............................................................   44
    Section 10.2.  Limitation on Liens and Restrictions on Subsidiaries .............   45
    Section 10.3.  Mergers, etc .....................................................   46
    Section 10.4.  Restrictions on Dividends and other Distributions ................   46
    Section 10.5.  Investments ......................................................   47
    Section 10.6.  Limitation on Issuance of Capital Stock ..........................   49
    Section 10.7.  Transactions With Affiliates .....................................   50
    Section 10.8.  Disposition of Assets ............................................   50
    Section 10.9.  Lines of Business ................................................   50
    Section 10.10. Sale and Leaseback ...............................................   50
    Section 10.11. Prepayment of Debt ...............................................   50

ARTICLE XI. FINANCIAL COVENANTS .....................................................   50

    Section 11.1.  Consolidated Net Worth ...........................................   50
    Section 11.2.  Indebtedness to Capitalization ...................................   51
    Section 11.3.  Fixed Charge Coverage ............................................   51
    Section 11.4.  Indebtedness to Adjusted EBITDA ..................................   54
    Section 11.5.  Current Ratio ....................................................   54
    Section 11.6.  Managed Care Contracts ...........................................   54

ARTICLE XII. DEFAULT ................................................................   55

    Section 12.1.  Events of Default ................................................   55
    Section 12.2.  Remedies .........................................................   57
    Section 12.3.  Performance by Agent .............................................   57
    Section 12.4.  Setoff ...........................................................   57
    Section 12.5.  Continuance of Default ...........................................   58

ARTICLE XIII. AGENT .................................................................   58

    Section 13.1.  Appointment, Powers and Immunities ...............................   58
    Section 13.2.  Rights of Agent as a Bank ........................................   58
    Section 13.3.  Defaults .........................................................   59
    Section 13.4.  Indemnification ..................................................   59
    Section 13.5.  Independent Credit Decisions .....................................   59
    Section 13.6.  Several Revolving Commitments ....................................   60
    Section 13.7.  Successor Agent ..................................................   60
    Section 13.8.  Agent Fee ........................................................   60
    Section 13.9.  Intercreditor Provisions .........................................   60

ARTICLE XIV. MISCELLANEOUS ..........................................................   61

    Section 14.1.  Expenses .........................................................   61
    Section 14.2.  Indemnification ..................................................   61
    Section 14.3.  Limitation of Liability ..........................................   62
    Section 14.4.  No Duty ..........................................................   62
    Section 14.5.  No Fiduciary Relationship ........................................   62
    Section 14.6.  Equitable Relief .................................................   62
    Section 14.7.  No Waiver; Cumulative Remedies ...................................   62
    Section 14.8.  Successors and Assigns ...........................................   62
    Section 14.9.  Survival .........................................................   65

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

    Section 14.10. Entire Agreement; Amendment and Restatement; Ratification .......   66
    Section 14.11. Amendments ......................................................   67
    Section 14.12. Maximum Interest Rate ...........................................   68
    Section 14.13. Notices .........................................................   68
    Section 14.14. Governing Law; Venue of Service of Process ......................   68
    Section 14.15. Counterparts ....................................................   69
    Section 14.16. Severability ....................................................   69
    Section 14.17. Headings ........................................................   69
    Section 14.18. Non-Application of Chapter 346 of The Finance Code of Texas .....   69
    Section 14.19. Construction ....................................................   69
    Section 14.20. Independence of Covenants .......................................   69
    Section 14.21. Waiver of Jury Trial ............................................   69

TABLE OF CONTENTS - Page iv

                               INDEX TO EXHIBITS

Exhibit         Description of Exhibit
-------         ----------------------
A               Revolving Note
B               Assignment and Acceptance
C               Compliance Certificate
D               Increased Commitment Supplement
E               Loan Change Notice
F               Letter of Credit Notice

                               INDEX TO SCHEDULES

Schedule        Description of Schedule
--------        -----------------------
1.1(a)          Revolving Commitments
1.1(b)          Assignment Details
8.14            List of Subsidiaries
8.14A           Organizational Chart
10.1            Debt
10.2            Existing Liens
10.5            Existing Investments


INDEX TO EXHIBITS AND SCHEDULES - Solo Page

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of May 23, 2002, is among HORIZON HEALTH CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware ("Parent"), HORIZON MENTAL HEALTH MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Texas ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a party hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and JPMORGAN CHASE BANK (as successor in interest by merger to The Chase Manhattan Bank, who was the successor in interest by merger to the Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association), as sole arranger and individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                                    RECITALS:

         A. Parent, Texas Commerce Bank National Association ("Texas Commerce"), individually as a bank and as the agent, Bank of America National Trust and Savings Association (now known as Bank of America, N.A. and herein, "Bank of America"), Comerica Bank-Texas ("Comerica"), Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank Nederland," New York Bank ("Rabobank"), and Banque Paribas, Houston Agency ("Banque Paribas") entered into a Credit Agreement dated as of December 9, 1997 (as the same has been amended or otherwise modified, the "Original Credit Agreement"). Pursuant to the Original Credit Agreement:

                  1. Parent entered into: (a) a Security Agreement, dated as of December 9, 1997 with the Agent (as the same has been and may hereafter be amended or otherwise modified, the "Parent Security Agreement"), and
         (b) a Pledge and Security Agreement, dated as of December 9, 1997 with the Agent (as the same has been and may hereafter be amended or otherwise modified, the "Parent Pledge Agreement");

                  2. Each of Horizon Mental Health Management, Inc., a Texas corporation ("Borrower"), Mental Health Outcomes, Inc., a Delaware corporation ("Outcomes"), HHG Colorado, Inc., a Colorado corporation ("Colorado"), HHMC Partners, Inc., a Delaware corporation ("Partners"), Geriatric Medical Care, Inc., a Tennessee corporation ("Geriatric"), Specialty Rehab Management, Inc., a Delaware corporation ("Specialty"), Acorn Behavioral Healthcare Management Corporation, a Pennsylvania corporation ("Acorn"), and Florida Professional Psychological Services, Inc. ("FPPS") entered into (a) an Unconditional Guaranty Agreement, dated as of December 9, 1997 in favor of the Agent and the banks party to the Original Credit Agreement (as the same has been and may hereafter be amended or otherwise modified, the "Guaranty"), and (b) a Security Agreement dated as of December 9, 1997 with the Agent (as the same has been and may hereafter be amended or otherwise modified, the "Subsidiary Security Agreement");

                  3. Borrower entered into a Pledge and Security Agreement dated as of December 9, 1997 with the Agent (as amended by that certain Pledge Amendment dated May 19, 1998 and as the same has otherwise been and may hereafter be amended or otherwise modified, the "Borrower Pledge Agreement.")

         B. Parent, Borrower, Outcomes, Colorado, Geriatric, Specialty, Acorn, Partners, FPPS, Bank of America, Comerica, Rabobank, Banque Paribas, and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association and herein, "Chase Texas"),


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 1 individually as a bank and as agent for itself and the other banks, and North Central Development Company, a Texas corporation ("NCD") entered into a Consent Letter, dated as of April 30, 1998, consenting to the acquisition by Parent of FPM Behavioral Health, Inc. ("FPMBH").

         C. In connection with the acquisition of FPMBH:

                  1. Parent entered into a Pledge Amendment, dated as of June 1, 1998, amending Schedule 1 to the Parent Pledge Agreement to add Parent's ownership interest in FPMBH thereon.

                  2. FPMBH entered into (a) a Subsidiary Joinder Agreement, dated as of June 1, 1998, joining into the Subsidiary Security Agreement and the Guaranty as a guarantor and debtor thereunder, and
         (b) a Pledge and Security Agreement, dated as of June 1, 1998, pledging to the Agent its interests in its subsidiaries (as the same has been and may hereafter be amended or otherwise modified, the "FPMBH Pledge Agreement").

                  3. Each of FPMBH's subsidiaries, Arizona Psychiatric Affiliates, Inc. ("APA"), Florida Psychiatric Associates, Inc. ("FPA"), FPM/Hawaii, Inc. ("Hawaii"), Florida Psychiatric Management, Inc. ("FPMI") (now known as Horizon Behavioral Services of Florida, Inc.), FPM of Louisiana, Inc. ("Louisiana"), FPM Management, Inc. ("FPMMI"), FPM of Ohio, Inc. ("Ohio"), FPM of Utah, Inc. ("Utah"), FPM/Southeast, Inc. ("Southeast"), FPM of West Virginia, Inc. ("West Virginia"),
         FPMBP of Arizona, Inc. ("Arizona"), FPMBH Clinical Services, Inc. ("Clinical"), and FPMBH of Texas, Inc. ("Texas"), entered into a separate Subsidiary Joinder Agreement, dated as of June 1, 1998, joining into the Subsidiary Security Agreement and the Guaranty as a guarantor and debtor thereunder.

                  4. Each of FPMI and Clinical entered into separate Pledge and Security Agreements, dated as of June 1, 1998, pledging the stock of their respective subsidiaries.

         D. FPMBH changed its name to Horizon Behavioral Services, Inc. (hereinafter referred to as "HBS") and in connection with the name change, Parent entered into a Pledge Amendment dated as of August 1, 1998 amending
Schedule 1 to the Parent Pledge Agreement to add Parent's ownership of HBS thereon.

         E. Parent, Borrower, Outcomes, Colorado, Geriatric, Specialty, Acorn, Partners, FPPS, NCD, Bank of America, Comerica, Rabobank, Banque Paribas, and Chase Texas, individually as a bank and as agent for itself and the other banks, entered into an Amendment Letter, dated as of June 30, 1998, amending the Original Credit Agreement.

         F. The following corporate restructurings have occurred:

                  1. FPPS merged with and into HBS effective as of June 4, 1998 ("FPPS Merger").

                  2. Hawaii, FPMMI, Louisiana, Ohio, Utah, West Virginia, and Southeast were merged with and into HBS effective as of September 1, 1998 (the "FPM Mergers").

                  3. Parent contributed all the capital stock of Acorn to HBS, Clinical was merged with and into FPA effective as of September 10, 1998 and APA was merged with and into FPA effective as of September 24, 1998 (collectively, the "Florida Psychiatric Mergers"). As a result of the merger of FPMMI into HBS, the pledge and security agreement executed by FPMI is no longer effective because FPMI no longer has any subsidiaries. As a result of the Florida Psychiatric Mergers, Clinical has been merged out of existence and the survivor of such mergers


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 2

         FPA does not have any subsidiaries. Therefore, the pledge and security agreement executed by Clinical is no longer effective.

         G. HBS entered into a Pledge Amendment, dated as of September 10, 1998, amending Schedule 1 to the FPMBH Pledge Agreement to add HBS's 100% ownership interest in Acorn and FPA acquired in connection with the contribution described in clause F.3. above and the Florida Psychiatric Mergers.

         H. Parent, Borrower, Outcomes, Colorado, Geriatric, Specialty, Acorn, Partners, HBS, FPA, FPMI, Arizona, Texas, NCD, Bank of America, Comerica, Rabobank, Banque Paribas, and Chase Texas, individually as a bank and as agent for the banks, entered into a Second Amendment to Credit Agreement and Third Amendment to Letter Loan Agreement, dated as of September 30, 1998 (the "Second Amendment") pursuant to which: (i) certain provisions of the Original Credit Agreement were amended, (ii) the banks consented to HBS's acquisition of all of the shares of Choice Health, Inc. ("Choice"), (iii) the banks consented to Parent's contribution to HBS of one hundred percent (100%) of the issued and outstanding shares of capital stock of Acorn, (iv) the banks consented to the Florida Psychiatric Mergers and FPMBH Merger, and (v) the banks consented to the release and return of the stock powers and the shares of stock of FPPS, Hawaii, FPMMI, Louisiana, Ohio, Utah, West Virginia, Southeast, Clinical, and APA. In connection with the Second Amendment:

                  1. HBS (formerly FPMBH) entered into a Pledge Amendment, dated as of October 5, 1998, amending Schedule 1 to the FPMBH Pledge Agreement to add HBS's 100% ownership interest in Choice thereto.

                  2 Choice entered into a Subsidiary Joinder Agreement joining into the Subsidiary Security Agreement and the Guaranty as a guarantor and debtor thereunder.

         I. Parent, Borrower, Outcomes, Colorado, Geriatric, Specialty, Acorn, Partners, HBS, FPA, FPMI, Arizona, Texas, Choice, NCD, Bank of America, Comerica, Rabobank, Banque Paribas, and Chase Texas, individually as a bank and as agent for the banks, entered into a Third Amendment to Credit Agreement and Fourth Amendment to Letter Loan Agreement, dated as of November 6, 1998, amending certain provisions of the Original Credit Agreement.

         J. HBS (formerly FPMBH) acquired 100% of the capital stock of Resources in Employee Assistance and Corporate Health, Inc. ("Reach") and in connection with such acquisition:

                  1. HBS (formerly FPMBH) entered into a Pledge Amendment, dated as of March 31, 1999, amending Schedule 1 to the FPMBH Pledge Agreement to add 100% of the capital stock of Reach thereto.

                  2. Reach entered into a Subsidiary Joinder Agreement, dated as of March 31, 1999, joining into the Subsidiary Security Agreement and the Guaranty as a party thereto.

         K. Parent, Borrower, Outcomes, Geriatric, Specialty, Acorn, Partners, HBS, FPA, FPMI, Texas, Choice, Reach, NCD, Bank of America, Comerica and Chase Texas, individually as a bank and as agent for itself and the banks entered into a Fourth Amendment to Credit Agreement and Fifth Amendment to Letter Loan Agreement, dated as of October 12, 1999, amending certain provisions of the Original Credit Agreement.

         L. Parent sent a letter to Chase Texas as agent dated June 27, 2000 canceling all Revolving Commitments under the Original Credit Agreement.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 3

         M. Acorn was merged with and into HBS on June 2, 2000; Choice was dissolved on January 19, 2000; Colorado was dissolved on January 19, 1999; Arizona was merged with and into HBS on December 17, 1998; and Reach was dissolved on August 10, 2000.

         N. Borrower has created a new subsidiary, HMHM of Tennessee, Inc., a Tennessee corporation (herein "HMHM"), HBS has created two new subsidiaries, Horizon Behavioral Services- Colorado, Inc., a Colorado corporation ("HBS CO") and Horizon Behavioral Services of California, Inc., a California corporation ("HBS CA"), and Texas created a new subsidiary, FPM Behavioral Health Services, Inc., a Texas non-profit corporation ("FPM"). In connection with the creation of the forgoing subsidiaries:

                  1. each of HMHM and HBS CO entered into a Subsidiary Joinder Agreement, dated as of November 15, 2000, joining into the Subsidiary Security Agreement and the Guaranty as a guarantor and debtor thereunder;

                  2. Texas entered into Pledge and Security Agreement, dated as of November 15, 2000, pledging the membership interest of FPM (the "Texas Pledge Agreement");

                  3. Borrower entered into a Pledge Amendment, dated as of November 15, 2000, amending Schedule 1 to the Pledge Agreement to add 100% of the capital stock of HMHM thereto; and

                  4. HBS entered into a Pledge Amendment, dated as of November 15, 2000, amending Schedule 1 to the FPMBH Pledge Agreement to add 100% of the capital stock of HBS CO and HBS CA thereto.

         O. As a result of the transactions described above, the Obligated Parties under the Original Credit Agreement were Borrower, Outcomes, Geriatric, Specialty, Partners, HBS (formerly FPMBH), FPA, FPMI, Texas, HBS CO and HMHM.

         P. On November 15, 2000, Bank of America, Comerica, Rabobank and Banque Paribas assigned to The Chase Manhattan Bank (as successor in interest by merger to Chase Texas) all of their respective interest in the Original Credit Agreement, including without limitation, all of their respective term loans outstanding thereunder. After giving effect to those assignments, Parent, Borrower and The Chase Manhattan Bank individually and as agent entered into that certain Amended and Restated Credit Agreement dated as of November 15, 2000 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of March 27, 2002 and as the same has been further modified, herein the "Existing Credit Agreement") which amended and restated the Original Credit Agreement in its entirety. The term loans outstanding under the Original Credit Agreement were continued under the terms of the Existing Credit Agreement as "Loans".

         Q. HBS entered into a Stock Purchase Agreement, dated as of August 1, 2001, with PSI-EAP, Inc., a Delaware corporation and Occupational Health Consultants of America, Inc. ("OHCA") whereby HBS purchased all of the issued and outstanding capital stock of OHCA (the "OHCA Stock Acquisition"). On August 1, 2001, Employee Assistance Services, Inc. ("EAS"), Resource EAP, Inc. ("REAP"), Employee Assistance Program, Inc. ("EAP"), John Edwards & Associates, Inc. ("John Edwards"), and Zanone and Associates, Inc. ("Zanone") were wholly-owned subsidiaries of OHCA. EAP, John Edwards, and Zanone were dissolved on August 28, 2001, August 28, 2001, and August 29, 2001, respectively and as a part of the dissolution there was a general assignment of all of the assets of EAP, John Edwards, and Zanone to OHCA. In connection with the OHCA Stock
Acquisition:


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 4

                  1. each of EAS, REAP, and OHCA entered into a Subsidiary Joinder Agreement, dated as of December 20, 2001, joining into the Subsidiary Security Agreement and the Guaranty as a debtor and guarantor, respectively, thereunder;

                  2. HBS entered into a Pledge Amendment, dated as of December 20, 2001, amending Schedule 1 to the FPMBH Pledge Agreement to add 100% of the capital stock of OHCA thereto; and

                  3. OHCA entered into a Pledge and Security Agreement, dated as of December 20, 2001, pledging 100% of the capital stock of EAS and REAP (the "OHCA Pledge Agreement").

         R. HBS has created three new subsidiaries, Horizon Behavioral Services of New York, Inc., a New York corporation ("HBS NY"), Horizon Behavioral Services IPA, Inc., a New York corporation ("HBS IPA"), and Horizon Behavioral Services of New Jersey, Inc., a New Jersey corporation ("HBS NJ"). In connection with the creation of the foregoing subsidiaries:

                  1. each of HBS NY, HBS IPA, and HBS NJ entered into a Subsidiary Joinder Agreement, dated as of February 28, 2002, joining into the Subsidiary Security Agreement and the Guaranty as a debtor and guarantor, respectively, thereunder; and

                  2. HBS entered into a Pledge Amendment dated as of February 28, 2002, amending Schedule 1 to the FPMBH Pledge Agreement to add 100% of the capital stock of HBS NY, HBS IPA, and HBS NJ thereto.

         S. On December 18, 2001, FPMI changed its name to Horizon Behavioral Services of Florida, Inc. (hereinafter referred to as "HBS FL") and in connection with the name change HBS has entered into a Pledge Amendment dated as of February 28, 2002, amending Schedule 1 to the FPMBH Pledge Agreement to add HBS's ownership of HBS FL thereon.

         T. REAP was merged with and into OHCA on February 14, 2002.

         U. HBS CO was dissolved on March 1, 2002 and its assets were transferred to Horizon Behavioral Services, Inc.

         V. Each of Parent, Borrower, the remaining Obligated Parties under the Original Credit Agreement, EAS, OHCA, HBS NY, HBS IPA, HBS NJ, HBS FL and Agent wish to amend and restate the Existing Credit Agreement in its entirety, as hereinafter set forth, to among other things, (i) change the commitments of the Banks to be a five (5) year facility (a) with the first three (3) years being a $30,000,000 senior secured revolving credit facility with an accordion feature whereby the Banks' commitments may be increased up to $50,000,000 during the first two years but which turns into a reducing facility in the third year and
(b) that converts to an amortizing term facility at the beginning of the fourth year, and (ii) add Bank of America, National Association as a "Bank" under the Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 5

                                   ARTICLE I.

                                   Definitions

         Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

         "Account" means either a Base Rate Account or a Eurodollar Account.

         "Added Bank" has the meaning specified in Section 3.1.

         "Additional Costs" has the meaning specified in Section 6.1.

         "Adjusted EBITDA" has the meaning specified in Section 11.4.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by Agent to be equal to the Eurodollar Rate for such Eurodollar Account for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Account for such Interest Period.

         "Adjustment Date" has the meaning specified in Section 4.2.

         "Affiliate " means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Agent or any Bank be deemed an Affiliate of Parent or any Subsidiaries.

         "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

         "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

         "Applicable Lending Office" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Borrower and Agent as the office by which its Loans subject to Accounts of such Type are to be made and maintained.

         "Applicable Rate" has the meaning set forth in Section 4.1.

         "Approved Fund" has the meaning set forth in Section 14.8.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by Agent pursuant to Section 14.8, in substantially the form of Exhibit B.

         "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

         "Bank Affiliate" has the meaning specified in Section 14.8.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 6

         "Base Margin" has the meaning specified in Section 4.2.

         "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum then most recently publicly announced from time to time by Chase as its prime rate in effect at its Principal Office; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Agent, of the quotations for the day of such transactions received by Agent from three federal funds brokers of recognized standing selected by it. If for any reason Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Base Rate may not be any Bank's best or favored rate and the Banks may make other loans to other Persons at rates lower than the Base Rate.

         "Base Rate Account" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

         "Borrower" has the meaning specified in the introductory paragraph of this Agreement.

         "Borrower Pledge Agreement" has the meaning specified in the Recitals to this Agreement.

         "Business Day" means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or the State of New York or is a day on which banking institutions located in the State of Texas or the State of New York are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Eurodollar Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the European interbank market.

         "Calculation Period" has the meaning specified in Section 4.2.

         "Capital Expenditures" means, for any period, all expenditures of Parent and its Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 7


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         "Chase" means JPMorgan Chase Bank in its individual capacity and not as
Agent, and its successors, as successor in interest by merger to The Chase Manhattan Bank, who was the successor in interest by merger to Chase Bank of Texas, National Association, who was formerly known as Texas Commerce Bank National Association.

         "Closing Date" means May 23, 2002.

         "Code " means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" means the property in which Liens have been granted pursuant to the Parent Security Agreement, the Parent Pledge Agreement, the Subsidiary Security Agreement, and the Subsidiary Pledge Agreements, whether such Liens are now existing or hereafter arise.

         "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction, the numerator of which is the amount of the Revolving Commitment of such Bank and the denominator of which is the aggregate amount of the Revolving Commitments of all of the Banks.

         "Compliance Certificate" means a certificate in substantially the form of Exhibit C properly completed and executed by the chief financial officer of Parent.

         "Consolidated Net Income" has the meaning specified in Section 11.3.

         "Continue ", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.5 of a Eurodollar Account as a Eurodollar Account from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.5 or Article VI of one Type of Account into the other Type of Account.

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are past due by more than ninety (90) days but are being contested in good faith by appropriate proceedings diligently pursued; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (h) all liabilities of such Person in respect of all unfunded vested benefits under any Plan; (i) all obligations of such Person in respect of mandatory redemption or mandatory dividend rights on capital stock (or other equity); (j) all obligations of such Person, contingent or otherwise, for the payment of money under any non-compete, consulting, performance based or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof, in each case to the extent reflected as a liability on the balance sheet of a Person in accordance with GAAP; (k) all obligations of such Person under any interest rate or currency swap, cap, collar or similar hedge agreement; (l) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 8 is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement (sometimes known as a synthetic lease); and (m) any other amounts which are required to be reflected as a liability on the balance sheet of a Person in accordance with GAAP, excluding trade accounts payable excluded from Debt pursuant to clause (c) of this definition, accruals, deferred credits and loss contingencies.

         "Default " means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, in respect of any principal of any Loan, or any other amount payable by Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts as in effect from time to time (provided, that if such amount in default is principal of a Loan subject to a Eurodollar Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Loan for such Interest Period as provided in Section 4.1 hereof, and, thereafter, the rate provided for above in this definition).

         "Dollars" and "$" mean lawful money of the United States of America.

         "EAS" has the meaning specified in the Recitals to this Agreement.

         "EBITDA" has the meaning specified in Section 11.3.

         "Effective Date" has the meaning specified in Section 3.4.

         "Eligible Assignee" has the meaning set forth in Section 14.8.

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Parent or is under common control (within the meaning of Section 414(c) of the Code) with Parent.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 9

         "Eurodollar Account" means a portion of a Loan that bears interest at a rate based upon the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for any Eurodollar Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to Chase or one of its Affiliates at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period by leading banks in the European interbank market for Dollar deposits in immediately available funds having a term comparable to such Interest Period and, if necessary to obtain such offers, in an amount comparable to the principal amount of the Eurodollar Account applicable to Agent to which such Interest Period relates. If Agent is not participating in a Eurodollar Account during any Interest Period therefor (pursuant to Section 6.4 hereof or for any other reason), the Eurodollar Rate for such Account for such Interest Period shall, if necessary to obtain the Eurodollar Rate offers, be determined by reference to the amount of the Account which Agent would have made had it been participating in such Account.

         "Eurodollar Rate Margin" has the meaning specified in Section 4.2.

         "Event of Default" has the meaning specified in Section 12.1.

         "Existing Credit Agreement" has the meaning specified in the Recitals to this Agreement.

         "Federal Funds Effective Rate" has the meaning specified in the definition of Base Rate.

         "Fiscal Quarters" means the four (4) periods falling in each Fiscal Year, each such period three (3) calendar months in duration with the first such period in any Fiscal Year beginning on the first day of September and the last such period in any Fiscal Year ending on the last day of August.

         "Fiscal Year" means twelve (12) month period beginning on the first day of September and ending on the last day of August of the following year.

         "Florida Psychiatric Mergers" has the meaning specified in the Recitals to this Agreement.

         "FPM" has the meaning specified in the Recitals to this Agreement.

         "FPM Mergers" has the meaning specified in the Recitals to this Agreement.

         "FPMBH" has the meaning specified in the Recitals to this Agreement.

         "FPMI" has the meaning specified in the Recitals to this Agreement.

         "FPMBH Pledge Agreement" has the meaning specified in the Recitals to this Agreement.

         "FPPS" has the meaning specified in the Recitals to this Agreement.

         "FPPS Merger" has the meaning specified in the Recitals to this Agreement.

         "Fund" has the meaning specified in Section 14.8.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 10

Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be equal to the amount of the obligations so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Guaranty" has the meaning specified in the Recitals to this Agreement.

         "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

         "HBS CA" has the meaning specified in the Recitals to this Agreement.

         "HBS CO" has the meaning specified in the Recitals to this Agreement.

         "HBS FL" has the meaning specified in the Recitals to this Agreement.

         "HBS IPA" has the meaning specified in the Recitals to this Agreement.

         "HBS NJ" has the meaning specified in the Recitals to this Agreement.

         "HBS NY" has the meaning specified in the Recitals to this Agreement.

         "HMHM" has the meaning specified in the Recitals to this Agreement.

         "Increased Commitment Supplement" means a supplement to this Agreement substantially in the form attached hereto as Exhibit D, executed and delivered by Borrower, Agent and one or more of the Banks and/or any New Banks, which sets forth the increase in the Revolving Commitment of each Bank party thereto, and to the extent that there are New Banks, the agreement of each such New Bank to become a Bank party to and bound by this Agreement and the other Loan Documents.

         "Indebtedness" has the meaning specified in Section 11.2.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 11

         "Indebtedness to Adjusted EBITDA Ratio" means the ratio of Indebtedness to Adjusted EBITDA as determined and calculated in accordance with Section 11.4.

         "Insignificant Subsidiary" means HBS CA and FPM.

         "Interest Period" means with respect to any Eurodollar Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Eurodollar Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Borrower may select as provided in Section 4.5 or 5.3, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period in existence under a Loan which would otherwise extend beyond the Termination Date applicable to such Loan shall end on the Termination Date applicable to such Loan; (c) no more than six (6) Interest Periods shall be in effect at the same time; (d) no Interest Period for any Eurodollar Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Eurodollar Account shall not be available hereunder; and (e) after the Revolving Termination Date, no Interest Period may extend beyond a principal repayment date unless after giving effect thereto, the aggregate principal amount of the loans subject to Eurodollar Accounts having Interest Periods that end after such principal payment date shall be equal to or less than the aggregate principal amount of such loan to be outstanding hereunder after such principal payment date.

         "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.7(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Bank at any time shall be its Commitment Percentage of the total LC Exposure at such time.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement and any letter of credit issued under the Existing Credit Agreement and outstanding on the Closing Date.

         "Letter of Credit Notice" has the meaning set forth in Section 2.7(b).

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loan Change Notice" has the meaning set forth in Section 5.3.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 12

         "Loan Documents" means this Agreement, the Original Credit Agreement, the Existing Credit Agreement, the Letters of Credit, the Revolving Notes, the Parent Security Agreement, the Parent Pledge Agreement, the Guaranty, the Subsidiary Security Agreement, the Subsidiary Pledge Agreements, and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, applications and agreements for Letters of Credit, and other instruments, agreements, and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements, and other documentation may be amended or otherwise modified.

         "Loans" means, as to any Bank, the advances made by such Bank pursuant to Section 2.1 and the loans outstanding under the Existing Credit Agreement as of the Closing Date, which are not being repaid but are being continued as "Loans" hereunder.

         "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Parent and the Subsidiaries taken as a whole or (b) a material adverse effect on the validity, perfection, priority, or ability of Agent to enforce Agent's Lien on the Collateral or of the ability of Agent or any Bank to enforce a material provision of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of non- usurious interest under applicable law that such Bank may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with Chapter 303 of the Texas Finance Code.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by Parent or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Proceeds" has the meaning specified in Section 5.4(b).

         "New Banks" has the meaning specified in Section 2.6(b).

         "Obligated Party" means Parent, the Subsidiaries who are parties to the Guaranty, the Subsidiary Security Agreement or a Subsidiary Pledge Agreement or any other Person (exclusive of Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof. Not all Subsidiaries are Obligated Parties. AHG Partnership, HBS CA, and FPM are the only Subsidiaries of Parent that are not Obligated Parties. As of the Closing Date, the Subsidiaries who are Obligated Parties are listed on the Obligated Party Consent attached hereto.

         "Obligation" means all obligations, indebtedness, and liabilities of Borrower to Agent, the Issuing Bank, and the Banks, or any of them, arising pursuant to any of the Loan Documents, pursuant to any interest rate swap, interest rate caps, interest rate collars, or other similar agreements entered into by


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 13

Agent, the Issuing Bank, or any Bank with Parent or any Subsidiary enabling Parent or a Subsidiary to fix or limit its interest expense, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of Borrower to repay the Loans, the LC Disbursements, interest on the Loans and LC Disbursements, and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Loan Documents or such agreements enabling Parent or any Subsidiary to fix or limit its interest expense.

         "OHCA" has the meaning specified in the Recitals to this Agreement.

         "OHCA Pledge Agreement" has the meaning specified in the Recitals to this Agreement.

         "Original Credit Agreement" has the meaning specified in the Recitals to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Parent" has the meaning specified in the introductory paragraph of this Agreement.

         "Parent Joinder Agreement" means the Parent Joinder Agreement executed on November 15, 2000, and substantially in the format of Exhibit "D" to the Existing Credit Agreement.

         "Parent Pledge Agreement" has the meaning specified in the Recitals to this Agreement.

         "Parent Security Agreement" has the meaning specified in the Recitals to this Agreement.

         "Permitted Acquisition" means an acquisition of a Person or its assets in a transaction complying with the conditions set out in Section 10.5(a).

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit plan established or maintained by Parent or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Principal Office" means the principal office of Agent, located at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081.

         "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

         "Quarterly Payment Date" means the last day of May, August, November, and February of each year, the first of which shall be August 31, 2002.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank or the Issuing Bank, any change after the date of the Existing Credit Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank or the Issuing Bank of or under any United


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 14

States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

         "Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Required Banks" means Banks having (a) sixty-six and two-thirds percent (66 2/3%) or more of the Revolving Commitments or (b) if all Revolving Commitments have terminated, sixty-six and two- thirds percent (66 2/3%) or more of the sum of the total Revolving Exposures.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Reserve Requirement" means, for any Eurodollar Account for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined or any category of extensions of credit or other assets which include Eurodollar Accounts.

         "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Bank's Revolving Exposure hereunder, as such commitment may be reduced, terminated, or increased pursuant to Sections 2.6, 5.4(b) , or 12.2. The initial amount of each Bank's Revolving Commitment is set forth opposite the name of such Bank on Schedule 1.1(a) hereto under the heading "Revolving Commitment" or in the most recent Assignment and Acceptance or Increased Commitment Supplement executed by such Bank pursuant to which such Bank shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Revolving Commitments of all Banks as of the Closing Date equal Thirty Million Dollars ($30,000,000).

         "Revolving Exposure" shall mean, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank's Loans and its LC Exposure (or, if determined with respect to a Bank who is the Issuing Bank, its direct interests in outstanding Letters of Credit minus all other Banks' participation interests therein whether or not notice of any such participation shall have been given).

         "Revolving Notes" means the promissory notes provided for by Section
2.2 and all amendments or other modifications thereof.

         "Revolving Termination Date" means May 31, 2005 or such earlier date on which the Revolving Commitments terminate as provided in this Agreement.


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


         "Security Documents" means each of the Parent Pledge Agreement, the Parent Security Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreement, and all amendments and modifications thereto.

         "Second Amendment" has the meaning specified in the Recitals to this Agreement.

         "Set Facility Amount" has the meaning specified in Section 2.6(c).

         "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Parent or one or more of the Subsidiaries or by Parent and one or more of the Subsidiaries.

         "Subsidiary Joinder Agreement" means an agreement which has been or will be executed by a Subsidiary as required hereby adding it as a party to the Guaranty and the Subsidiary Security Agreement, in substantially the form of Exhibit "H" to the Original Credit Agreement, as the same may be amended or otherwise modified.

         "Subsidiary Pledge Agreements" means each of the pledge and security agreements between a Subsidiary and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "F" to the Original Credit Agreement, as the same may be amended or otherwise modified, and includes as of the Closing Date each of the following:

                  (a)      the Borrower Pledge Agreement;

                  (b)      the FPMBH Pledge Agreement;

                  (c)      the Texas Pledge Agreement; and

                  (d)      the OHCA Pledge Agreement.

         "Subsidiary Security Agreement" has the meaning specified in the Recitals.

         "Target" means the Person who is to be acquired or whose assets are to be acquired in an acquisition governed by Section 10.5.

         "Term Loan Amount" has the meaning specified in Section 2.3.

         "Termination Date" means May 31, 2007.

         "Texas Pledge Agreement" has the meaning specified in the Recitals to this Agreement.

         "Type" means either type of Account (i.e., either a Base Rate Account or Eurodollar Account).

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Texas.


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


         Section 1.2. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder", and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unle ss otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 8.2 hereof. To enable the ready and consistent determination of compliance by Parent with its obligations under this Agreement, Parent will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Year is calculated. In the event any changes in accounting principles required by GAAP or recommended by Parent's certified public accountants and implemented by Parent occur and such changes result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then Parent, Borrower, Agent, and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by Parent, Agent, Borrower, and the Banks, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

         Section 1.4. Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Dallas, Texas time.

                                   ARTICLE II.

                 Revolving Credit Facility and Letters of Credit

         Section 2.1. Revolving Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more advances to Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date; provided that such Bank's Revolving Exposure shall not exceed the amount of such Bank's Revolving Commitment as then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Eurodollar Accounts thereunder and, until the Termination Date, Borrower may Continue Eurodollar Accounts established under the Loans or Convert Accounts established under the Loans of one Type into Accounts of the other Type. Accounts of each Type under the Loan made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Loans of such Type.

         Section 2.2. Revolving Notes. The Loans made by each Bank shall be evidenced by a single promissory note of Borrower in substantially the form of Exhibit A hereto, payable to the order of such Bank in a principal amount equal to its Revolving Commitment and otherwise duly completed.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 17

         Section 2.3. Repayment of Loans. Borrower shall pay to Agent for the account of the Banks the Loans which are outstanding on June 1, 2005 (the amount of such Loans herein on such date the "Term Loan Amount") in eight (8) principal installments as follows: (a) seven (7) installments each in the principal amount equal to ten percent (10%) of the Term Loan Amount, each due and payable on each Quarterly Payment Date, beginning on August 31, 2005 through February 28, 2007; and thereafter (b) one final installment in the aggregate amount equal to the Loans outstanding as of the Termination Date, due and payable on the Termination Date.

         Section 2.4. Revolving Commitment Fee. Borrower agrees to pay to Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Commitment for the period from and including the Closing Date to but excluding the Revolving Termination Date, at a rate per annum equal to one-half of one percent (0.50%). Accrued commitment fees under this Section 2.4 shall be payable in arrears on each Quarterly Payment Date and on the Revolving Termination Date. For the purpose of calculating the commitment fee hereunder, the Revolving Commitments shall be deemed utilized by all outstanding Loans and Letters of Credit.

         Section 2.5. Use of Proceeds. The proceeds of the Loans shall be used by Borrower for ongoing working capital needs and other general corporate purposes, including, without limitation, to finance the purchase price of Permitted Acquisitions and making loans to its Parent and Subsidiaries in accordance with Sections 10.4 and 10.5.

         Section 2.6. Reduction, Termination, and Increase of Revolving Commitments.

                  (a) Voluntary Reductions or Terminations of Revolving Commitments. At any time and from time to time from and including the Closing Date to but excluding the Revolving Termination Date, Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments, provided that: (i) Borrower shall give notice of each such termination or reduction as provided in Section 5.3; and (ii) each partial reduction shall be in an aggregate amount at least equal to Three Million Dollars ($3,000,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced. Any reduction or termination of the Revolving Commitments shall be accompanied by any payment required under Section 5.4(b)(i).

                  (b) Increase of Revolving Commitments. From and including the Closing Date to but excluding May 31, 2004, Borrower may increase the aggregate amount of the Revolving Commitments by an aggregate amount: (i) equal to any integral multiple of $5,000,000 and not less than $5,000,000 and (ii) not to exceed the sum of $20,000,000 less the aggregate amount of all reductions to the Revolving Commitments under Section 5.4(b)(ii); provided, that (i) no Default shall have occurred and be continuing on the effective date of the increase;
(ii) the Revolving Commitments shall not have been reduced under this Section 2.6, nor shall Borrower have given notice of any such reduction under Section 2.6(a), (iii) the Revolving Commitments shall not previously have been increased pursuant to this Section 2.6(b) on more than four (4) occasions, and (iv) no Bank shall have any obligation to increase its Revolving Commitment unless it is a party to an Increased Commitment Supplement. The increase in the Revolving Commitments under this Section 2.6(b) may be accomplished by one or more of the Banks increasing their respective Revolving Commitments or by one or more Persons being added as "Banks" hereunder (each a "New Bank") or by a combination of the foregoing; provided, that the Revolving Commitment of each New Bank shall be at least $5,000,000 and the maximum number of New Banks shall be four (4). Provided that no Default exists at such time or after giving effect to the increase, an increase in the Revolving Commitments made in accordance with this
Section 2.6(b) shall become effective on the date Agent receives a properly completed Increased Commitment Supplement executed by Borrower and the Banks willing to increase their respective Revolving Commitments and the New Banks (if any). Agent shall promptly execute any Increased Commitment Supplement so delivered in


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 18 accordance with this Section 2.6(b) and deliver a copy thereof to the other Banks. Upon the effective date of the Increased Commitment Supplement, if all existing Banks shall not have provided their pro rata portion of the requested increase and Loans are outstanding, Borrower shall request a borrowing hereunder which shall be made only by the Banks who have increased their Revolving Commitment and, if applicable, the New Banks, and the proceeds of such borrowing shall be utilized by Borrower to repay the Banks who did not agree to increase their Revolving Commitments, such borrowing and repayments to be in amounts sufficient so that after giving effect thereto, the Loans shall be held by the Banks pro rata according to their respective Revolving Commitments.

                  (c) Mandatory Reductions of Revolving Commitments. The aggregate amount of the Revolving Commitments will be reduced as follows: (i) on August 31, 2004, the aggregate amount of the Revolving Commitments shall be decreased to an amount equal to ninety-five percent (95%) of the aggregate amount of the Revolving Commitments in effect on May 31, 2004 (such aggregate amount in effect on May 31, 2004 herein the "Set Facility Amount"); (ii) on November 30, 2004, the aggregate amount of the Revolving Commitments shall be decreased to an amount equal to ninety percent (90%) of the Set Facility Amount;
(iii) on February 28, 2005, the aggregate amount of the Revolving Commitments shall be decreased to an amount equal to eighty-five percent (85%) of the Set Facility Amount; and (iv) on May 31, 2005, the aggregate amount of the Revolving Commitments shall be decreased to an amount equal to eighty percent (80%) of the Set Facility Amount

         Section 2.7. Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account or for any of the Obligated Parties' benefit, in the form of a Letter of Credit Notice, at any time and from time to time from the Closing Date to but excluding the Revolving Termination Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) irrevocable written notice, in the form attached hereto as Exhibit F (a "Letter of Credit Notice"), requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $3,000,000 and (ii) the sum of the total Revolving Exposures shall not exceed the aggregate amount of the Revolving Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire (i) on the date approved by the Issuing Bank which approval shall be evidenced by the issuance of such Letter of Credit or (ii) at or


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 19 prior to the close of business on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Revolving Termination Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Banks, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Bank, such Bank's Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to Agent an amount equal to such LC Disbursement not later than 1:00 P.M. on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 10:00 A.M. on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 1:00 P.M. on the Business Day immediately following the day that Borrower receives such notice; provided that Borrower may prior to the Revolving Termination Date, subject to the conditions to borrowing set forth herein, request in accordance with Section 5.3 that such payment be financed with a Loan subject to Base Rate Accounts in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting Loan subject to Base Rate Accounts. If Borrower fails to make such payment when due, Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Bank's Commitment Percentage thereof. Promptly following receipt of such notice, each Bank shall pay to Agent its Commitment Percentage of the payment then due from Borrower, in the same manner as provided in Section
5.1 with respect to Loans made by such Bank (and Section 5.1 shall apply, mutatis mutandis, to the payment obligations of the Banks), and Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Bank or, to the extent that the Banks have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Banks and the Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Loans subject to a Base Rate Account as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. Borrower's obligation to reimburse LC Disbursements as provided in clause (e) of this Section shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 20 event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Article, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower's obligations hereunder. Neither Agent, the Banks nor the Issuing Bank, nor any Person related thereto, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the Issuing Bank and the Banks with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum equal to the Base Rate plus the Base Margin; provided that, if Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section, then Section 4.4 shall apply. Interest accrued pursuant to this Section shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to clause (e) of this Section to reimburse the Issuing Bank shall be for the account of such Bank to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among Borrower, Agent, the replaced Issuing Bank and the successor Issuing Bank. Agent shall notify the Banks of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to clause (k) of this Section. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 21 all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from Agent or the Required Banks demanding the deposit of cash collateral pursuant to this paragraph or if Borrower is otherwise required to provide cash collateral for LC Exposures under Section 5.4 or otherwise, Borrower shall deposit in an account with Agent, in the name of Agent and for the benefit of the Banks, to be held by Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid letter of credit fees relating thereto; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (e) or (f) of
Section 12.1 or on the Revolving Termination Date if any Letter of Credit has an expiration date beyond the Revolving Termination Date. Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Agent and at Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Banks with LC Exposure representing greater than 66 2/3% of the total LC Exposure), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

                  (k) Fees. Borrower agrees to pay (i) to the Agent for the account of each Bank a participation fee with respect to its participations in Letters of Credit, which shall accrue on the average daily amount of such Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to but excluding the later of the date on which such Bank's Revolving Commitment terminates and the date on which such Bank ceases to have any LC Exposure, at a rate per annum equal to the Eurodollar Rate Margin in effect from time to time pursuant to Section 4.2, and (ii) to the Issuing Bank a fronting fee, which shall accrue on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to but excluding the later of the date of termination of the Issuing Bank's commitments to issue Letters of Credit and the date on which there ceases to be any LC Exposure, at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be due and payable on the third Business Day following each Quarterly Payment Date; provided that all such fees shall be payable on the Revolving Termination Date and any such fees accruing after the Revolving Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). None of the Banks are entitled to any portion of the fronting fee.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 22


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                                  ARTICLE III.

                                Master Assignment

         Section 3.1. Assignment. Chase hereby sells and assigns to Bank of America, National Association ("Added Bank") without recourse, representation, or warranty except as specifically set forth herein, and Added Bank hereby purchases and assumes from Chase, Added Bank's Pro-Rata Interest in and to all of Chase's rights and obligations under the Existing Credit Agreement and the other Loan Documents as of the Effective Date (including, without limitation, such Pro-Rata Interest in the Revolving Commitments of Chase under the Existing Credit Agreement on the Effective Date and such Pro-Rata Interest in the Revolving Exposure under the Existing Credit Agreement as of the Effective Date, together with such Pro-Rata Interest in all unpaid interest and fees accrued from the Effective Date) (the "Assignments"). The term "Pro-Rata Interest" means, with respect to Added Bank, the percentage interest specified on Schedule 1.1(b) hereto opposite Added Bank's name in the column entitled "Pro-Rata Interest".

         Section 3.2. Chase Representations and Disclosures. Chase (a) represents to Added Bank that as of the Effective Date, Chase's Revolving Commitment under the Existing Credit Agreement is equal to $15,000,000, the outstanding principal balance of Chase's Loans is $0.00, Chase's LC Exposure is $1,000,000 (all as unreduced by any assignments which have not yet become effective), (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Existing Credit Agreement or any other Loan Document, other than that it is legally authorized to enter into this Agreement, it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Obligated Party or the performance or observance by Borrower or any Obligated Party of any of their obligations under the Existing Credit Agreement or any other Loan Document.

         Section 3.3. Added Bank Representations and Agreements. Added Bank (a) represents and warrants to Chase that it is legally authorized to enter into this Agreement, (b) confirms that it has received a copy of the Existing Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (c) agrees that it will, independently and without reliance upon Agent, Chase, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Loan Documents, (d) confirms that, upon the approval of Agent and Borrower, it is an Eligible Assignee, (e) appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (f) agrees that it will perform in accordance with their terms all obligations which by the terms of the Agreement and the other Loan Documents are required to be performed by it as a Bank, and (g) , if it is organized under the laws of a jurisdiction outside of the United States of America, agrees to provide Agent the forms prescribed by the Internal Revenue Service of the United States of America certifying as to its exemption from United States of America withholding taxes with respect to all payments to be made to it under the Agreement or such other Loan Documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

         Section 3.4. Effectiveness of the Assignments. Chase's Assignment to Added Bank set forth in Section 3.1 shall be effective on the Closing Date immediately prior to the effectiveness of this


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 23

Agreement; provided, that Chase shall have received the purchase price for the Assignment from Added Bank in the amount specified opposite Added Bank's name on
Schedule 1.1(b) hereto in the column entitled "Purchase Price" (the "Effective Date"). By execution below, Borrower and Agent accept this Agreement and the Assignments for purposes of Section 14.8 of the Existing Credit Agreement and approve Added Bank as an Eligible Assignee. From and after the Effective Date,
(a) Added Bank shall be a party to this Agreement and shall have the rights and obligations of a Bank hereunder and under the other Loan Documents, (b) Chase shall, to the extent of the Assignments provided in this Article IV, relinquish its rights and be released from its obligations under the Existing Credit Agreement and the other Loan Documents, and (c) Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to Added Bank. Chase and Added Bank shall make all appropriate adjustments in payments under the Existing Credit Agreement and the Revolving Notes for periods prior to the Closing Date directly between themselves.

         Section 3.5. Exchange of Revolving Notes; New Revolving Commitments. Borrower agrees to exchange Chase's existing Revolving Notes for new Revolving Notes payable to the order of (a) Added Bank in amounts equal to the Revolving Commitments of Added Bank on Schedule 1.1(a) hereto and (b) Chase in amounts equal to the Revolving Commitments of Chase on Schedule 1.1(a) hereto. The Revolving Commitments of each Bank after giving effect to the Assignments and prior to giving effect to the terms of this Agreement are set forth on Schedule 1.1(b) hereto.

         Section 3.6. Address for Notices. For purposes of Section 14.13 of this Agreement, the "Address for Notices" for Added Bank is as set forth below its name on the signature pages hereof.

                                   ARTICLE IV.

                                Interest and Fees

         Section 4.1. Interest Rate. Subject to Section 14.12, Borrower shall pay to Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means (i) during the period that such Loans or portions thereof are subject to a Base Rate Account, the Base Rate plus the Base Margin and (ii) during the period that such Loans or portions thereof are subject to a Eurodollar Account, the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin.

         Section 4.2. Determinations of Margins. The margins identified in
Section 4.1 shall be defined and determined as follows:

                  (a) "Base Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), one-half of one percent (0.50%) per annum and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this Section 4.2 under the heading "Base Margin" opposite the Indebtedness to Adjusted EBITDA Ratio which corresponds to the Indebtedness to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                  (b) "Eurodollar Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, two percent (2.00%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading Eurodollar Rate Margin opposite the Indebtedness to Adjusted EBITDA Ratio which


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 24 corresponds to the Indebtedness to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

Indebtedness to Adjusted EBITDA Ratio                              Eurodollar Rate Margin      Base Margin
-------------------------------------                              ----------------------      -----------
Greater than or equal to 2.00 to 1.00                              2.75%                       1.25%
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00   2.50%                       1.00%
Greater than or equal to 1.00 but less than 1.50 to 1.00           2.25%                       0.75%
Less than 1.00 to 1.00                                             2.00%                       0.50%

Upon delivery of the Compliance Certificate pursuant to subsection 9.1(c) in connection with the financial statements of Parent and the Subsidiaries required to be delivered pursuant to Section 9.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered with respect to the Fiscal Quarter ending on August 31, 2002, the Base Margin and the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted in accordance with the Indebtedness to Adjusted EBITDA Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by Agent of the related Compliance Certificate pursuant to Section 9.1(c) (each such Business Day when such margins change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If Parent fails to deliver such Compliance Certificate which so sets forth the Indebtedness to Adjusted EBITDA Ratio within the period of time required by subsection 9.1(c): (i) the Base Margin shall automatically be adjusted to one and one-quarter percent (1.25%) per annum and (ii) the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to two and three-quarters percent (2.75%) per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which Parent was required to deliver the applicable Compliance Certificate in accordance with
Section 9.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

         Section 4.3. Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of Loans subject to Base Rate Accounts, on each Quarterly Payment Date and on the Termination Date; and (ii) in the case of Loans subject to Eurodollar Accounts and with respect to each such Account, on the last day of such Interest Period, the Termination Date and, if such Interest Period is six (6) months long, on the date ninety (90) days from the start of such Interest Period.

         Section 4.4. Default Interest. Notwithstanding the foregoing, Borrower will pay to Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, and (to the fullest extent permitted by law) any other amount payable by Borrower under any Loan Document to or for the account of Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand and if not sooner demanded, on each Quarterly Payment Date.

         Section 4.5. Conversions and Continuations of Accounts. Subject to
Section 5.2, Borrower shall have the right from time to time to Convert all or part of any Base Rate Account in existence under a Loan into a Eurodollar Account under the same Loan or to Continue Eurodollar Accounts in existence under a Loan as Eurodollar Accounts under the same Loan, provided that: (a) Borrower shall give Agent notice of each such Conversion or Continuation as provided in Section 5.3; (b) a Eurodollar Account may only be Converted on the last day of the Interest Period therefor; and (c) except for Conversions into Base


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 25

Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

         Section 4.6. Computations. Interest and fees payable by Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Eurodollar Accounts on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; (ii) with respect to Base Rate Accounts (A) if based on the Prime Rate, on the basis of a year of 365 or 366 days, as the case may be and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable or (B) if based on the Federal Funds Effective Rate on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless in the case of clauses (i) or (ii) (B) such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                   ARTICLE V.

                             Administrative Matters

         Section 5.1. Borrowing Procedure. Borrower shall give Agent, and Agent will give the Banks, notice of each borrowing under the Revolving Commitments in accordance with Section 5.3. Not later than 1:00 P.M. on the date specified for each such borrowing each Bank will make available to Agent the amount of the Loan to be made by it on such date, at the Principal Office, in immediately available funds, for the account of Borrower. The amount so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by (a) depositing the same, in immediately available funds, in an account of Borrower (designated by Borrower) maintained with Agent at the Principal Office or (b) wire transferring such funds to a Person or Persons designated by Borrower in writing; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.7(e) shall be remitted by Agent to the Issuing Bank.

         Section 5.2. Minimum Amounts. Except for prepayments pursuant to
Article VI and financings of reimbursements of LC Disbursements as contemplated by Section 2.7(e), each borrowing under a Loan and each prepayment of principal of a Loan shall be in an amount at least equal to Five Hundred Thousand Dollars ($500,000) or any larger amounts in increments of One Hundred Thousand Dollars ($100,000). Except for Conversions pursuant to Article VI, each Eurodollar Account applicable to a Loan shall be in a minimum principal amount of One Million Dollars ($1,000,000) or any larger amounts in increments of One Hundred Thousand Dollars ($100,000).

         Section 5.3. Certain Notices. Each termination or reduction of Revolving Commitments, borrowing and prepayment of Loans, and Conversion and Continuation of Accounts shall be made upon Borrower's irrevocable written notice delivered to Agent in the form attached hereto as Exhibit E (a "Loan Change Notice") and shall be effective only if received by Agent not later than 10:00 A.M. (a) on the Business Day of the borrowing, prepayment or repayment of Loans subject to Base Rate Accounts or of the Conversion into Base Rate Accounts and (b) with respect to any other repayments, terminations, reductions, borrowings, Conversions, Continuations, or prepayments, on the Business Day which is the number of Business Days prior to the day of the relevant action specified below:


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 26

                                                        Number of Business
                Action                                 Days Prior to Action
                ------                                 --------------------
Termination or reduction of Revolving Commitments
Borrowing of Loans subject to Eurodollar                         5

Accounts, Conversions into or Continuations as
Eurodollar Accounts or prepayment of Loans
subject to Eurodollar Accounts                                   3

Any Loan Change Notice which is received by Agent after 10:00 A.M. on a Business Day shall deemed to be received and shall be effective on the next Business Day. Each such Loan Change when providing notice of a termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such Loan Change Notice when providing notice borrowing, Conversion, Continuation, or prepayment shall specify: (a) the Loans to be borrowed prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 5.2 hereof) be borrowed, Converted, Continued, or prepaid; (c) in the case of a Conversion, the Type of Account result from such Conversion; (d) in the case of a borrowing the Type of Account or Accounts to applicable to such borrowing and the amounts thereof; (e) in the event a Eurodollar Account is the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, prepayment (which shall be a Business Day). Agent shall notify the Banks of the contents of each Change Notice on the date of its receipt of the same or, if received on or after 10:00 A.M. on a Day, on the next Business Day. In the event Borrower fails to select the Type of Account applicable Loan, or the duration of any Interest Period for any Eurodollar Account, within the time period otherwise as provided in this Section 5.3, such Account (if outstanding as a Eurodollar Account) will automatically Converted into a Base Rate Account on the last day of the preceding Interest Period such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) be made as, a Base Rate Account. Borrower may not borrow any Loans subject to a Eurodollar Convert any Base Rate Accounts into Eurodollar Accounts, or Continue any Eurodollar Account Eurodollar Account if the Applicable Rate for such Eurodollar Accounts would exceed the Rate or if a Default exists.

         Section 5.4. Prepayments.

                  (a) Optional Prepayments. Subject to Section 5.2 and the provisions of Section 5.4, Borrower may, at any time and from time to time without premium or penalty upon notice to Agent as specified in Section 5.3, prepay or repay any Loan in full or in part. Loans subject Eurodollar Account may be prepaid or repaid only on the last day of the Interest Period applicable unless (i) Borrower pays to Agent for the account of the applicable Banks any amounts due Section 6.5 as a result of such prepayment or repayment or (ii) after giving effect to such prepayment repayment the aggregate principal amount of the Eurodollar Accounts applicable to the Loan prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less the principal amount of such Loan after such prepayment or repayment.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 27

                  (b) Mandatory Prepayments.

                           (i) Reduction of Revolving Commitment. On each date
that the Revolving Commitments are reduced pursuant to Section 2.6 or clause (b) of this Section 5.4 prior to the Revolving Termination Date, Borrower shall prepay the Loans in the amount, if any, by which the sum of the total Revolving Exposure exceeds the total Revolving Commitments (as reduced) together with any amounts due under Section 6.5 as a result of such prepayment or , if no Loans are outstanding, deposit cash collateral in an account with Agent pursuant to
Section 2.7(j) in an amount equal to such excess.

                           (ii) Asset Dispositions. If the Net Proceeds relating
to any Asset Disposition exceed Two Hundred Fifty Thousand Dollars ($250,000) (it being understood that if the Net Proceeds exceed Two Hundred Fifty Thousand Dollars ($250,000), the entire Net Proceeds and not just the portion in excess of the foregoing amount shall be subject to this subsection) for any single transaction or series of related transactions or if such Net Proceeds when aggregated with all other Net Proceeds from any Asset Disposition received during the same Fiscal Year exceed Seven Hundred Fifty Thousand Dollars ($750,000), (it being understood that if the Net Proceeds exceed Seven Hundred Fifty Thousand Dollars ($750,000), the entire Net Proceeds not just the portion in excess of the foregoing amount shall be subject to this Subsection), then:
(A) if the Revolving Commitments are still in effect, then the aggregate amount of the Revolving Commitments shall be automatically and permanently reduced by such Net Proceeds, such reduction to be effective on the date five (5) days after the receipt by Parent or any Subsidiary of such Net Proceeds; and (B) Borrower shall within five (5) days of receipt of such Net Proceeds prepay the Loans in an amount equal to such Net Proceeds or, if no Loans are outstanding and if any Event of Default shall have occurred and be continuing, deposit cash collateral in an account with Agent pursuant to Section 2.7(j) in an amount equal to such Net Proceeds. A prepayment received pursuant to this Section 5.4(b)(ii) after the Revolving Termination Date shall be applied to the installments due under Section 2.3 in the inverse order of maturity and shall be accompanied with any amounts due under Section 6.5 as a result of such prepayment. Notwithstanding the foregoing, (A) the aggregate amount of the Revolving Commitments shall not be reduced and Parent or a Subsidiary may retain proceeds otherwise required to be delivered in accordance with the foregoing from an Asset Disposition if (1) no Default exists and (2) in the event the Person disposing of the asset in question reasonably expects to reinvest or has already reinvested, pursuant to a plan of which the Asset Disposition was a contemplated part, all of the Net Proceeds of such Asset Disposition in productive assets then used or useable in its business or, in the case of proceeds received due to loss, damage, destruction, or condemnation, to be used for rebuilding, repairing or replacing assets, in each case committed to such use within ninety (90) days after receipt of such proceeds and (B) an Asset Disposition not permitted by Section 10.8 is not permitted under this Section 5.4(b)(ii). For purposes of this subsection 5.4(b) the following terms shall have the following meanings:

                  "Asset Disposition" means the disposition whether by sale, lease, sale/leaseback, transfer, loss, damage, destruction, condemnation or otherwise of any assets of the Parent or any Subsidiary other than the sale of inventory in the ordinary course of business.

                  "Net Proceeds" means cash proceeds (including casualty insurance proceeds paid with respect to damage to property) received by Parent or any Subsidiaries from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition and insurance proceeds and awards of condemnation), net of (a) the reasonable and customary costs of such sale, lease, transfer, or other disposition (including reasonable and customary professional fees and expenses and taxes attributable to such sale, lease, or transfer which are actually expected to be paid) and
         (b) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien on the asset disposed.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 28

                           (iii) In the event and on each occasion, other than
as described in Section 5.4(b)(i) , that the sum of the total Revolving Exposures exceeds the total Revolving Commitments, Borrower shall prepay the Loans (or, if no Loans are outstanding, deposit cash collateral in an account with Agent pursuant to Section 2.7(j)) in an amount equal to such excess.

         Section 5.5. Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by Borrower or any Obligated Party under the Loan Documents shall be made to Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 P.M. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Borrower and each Obligated Party shall, at the time of making each such payment, specify to Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as the Required Banks may elect in their sole discretion, subject to Section 5.6 hereof). Each payment received by Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 P.M. on the date the payment is deemed made to Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 5.6. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks, each payment of commitment fees under Section 2.4 shall be made for the account of the Banks, and each termination or reduction of the Revolving Commitments shall be applied to the Revolving Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 6.4) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Loans by Borrower shall be made to Agent for the account of Agent or the Banks holding such Loans pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by Agent or such Banks; provided that as long as no default in the payment of interest exists, payments of interest made when the Banks are holding different types of accounts applicable to the same Loan as a result of the application of Section 6.4 shall be made to the Banks in accordance with the amount of interest actually owed to each; and (d) proceeds of Collateral shall be shared by Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due Agent and the Banks. If at any time payment, in whole or in part, of any amount distributed by Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to Agent.

         Section 5.7. Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 29 adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

         Section 5.8. Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Bank or Borrower (the "Payor") prior to the date on which such Bank is to make payment to Agent hereunder or Borrower is to make a payment to Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, (a) the recipient of such payment shall, on demand, pay to Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

         Section 5.9. Withholding Taxes. All payments by Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties, or other charges are so levied or imposed, Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties, or other charges, will not be less than the amount provided for herein or therein, provided that Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 5.10. Borrower shall furnish promptly to Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

         Section 5.10. Withholding Tax Exemption. Each Bank that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to Borrower and Agent two duly completed copies of the appropriate United States Internal Revenue Service Form certifying that such Bank is entitled to receive payments from Borrower under any Loan Document without deduction or withholding of any United States of America federal income taxes. Each Bank which so delivers such a form further undertakes to deliver to Borrower and Agent two (2) additional copies of such form on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case certifying that such Bank is entitled to receive payments from Borrower under any Loan Document without deduction or withholding of any United States of America federal income taxes, unless an event (including without limitation any


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 30 change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Borrower and Agent that it is not capable of receiving such payments without any deduction or withholding of United States of America federal income tax.

                                   ARTICLE VI.

                         Yield Protection and Illegality

         Section 6.1. Additional Costs.

                  (a) Borrower shall pay directly to each Bank or the Issuing Bank, as the case may be, from time to time such amounts as such Bank or the Issuing Bank may determine to be necessary to compensate it for any reasonable costs incurred by such Bank or the Issuing Bank, as the case may be, which such Bank or the Issuing Bank determines are attributable to its making or maintaining of any Loans or Letters of Credit, as the case may be, subject to Eurodollar Accounts hereunder or its obligation to make any of such Loans or Letters of Credit hereunder, or any reduction in any amount receivable by such Bank or the Issuing Bank hereunder in respect of any such Loans, such Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                           (i) changes the basis of taxation of any amounts
payable to such Bank or the Issuing Bank under this Agreement or its Revolving Notes in respect of any of such Loans or Letters of Credit (other than franchise taxes and taxes imposed on the overall net income of such Bank or the Issuing Bank or its Applicable Lending Office for any of such Loans or Letters of Credit by the United States of America or the jurisdiction in which such Bank or the Issuing Bank has its Principal Office or such Applicable Lending Office);

                           (ii) imposes or modifies any reserve, special
deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank or the Issuing Bank, as the case may be, (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof); or

                           (iii) imposes any other condition affecting this
Agreement or the Revolving Notes or the Letters of Credit or any of such extensions of credit or liabilities or commitments.

Each Bank and the Issuing Bank, as applicable, will notify Borrower (with a copy to Agent) of any event occurring after the date of this Agreement which will entitle such Bank or the Issuing Bank, as the case may be, to compensation pursuant to this subsection 6.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans or Letters of Credit, as the case may be, affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank or the Issuing Bank, as the case may be, violate any law, rule, or regulation or be in any way disadvantageous to such Bank or the Issuing Bank. Each Bank and the Issuing Bank, as applicable, will furnish Borrower with a certificate setting forth the basis and the amount of each request of such Bank or the Issuing Bank for compensation under this subsection 6.1(a). If any Bank or the Issuing Bank requests compensation from Borrower under this subsection 6.1(a), Borrower may, by notice to such Bank or the Issuing Bank, as the case may be, (with a copy to Agent) suspend the


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obligation of such Bank to make Loans subject to Eurodollar Accounts or Continue
Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts or suspend the obligation of the Issuing Bank to issue Letters of Credit, as applicable, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable with respect to such Eurodollar Accounts).

                  (b) Without limiting the effect of the foregoing provisions of this Section 6.1, in the event that, by reason of any Regulatory Change, any Bank or the Issuing Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank or the Issuing Bank, as the case may be, which includes deposits by reference to which the interest rate on the Loans subject to Eurodollar Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Loans subject to Eurodollar Accounts or with respect to the Issuing Bank which includes Letters of Credit or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank or the Issuing Bank, as the case may be, so elects by notice to Borrower (with a copy to Agent), the obligation of such Bank to make Loans subject to Eurodollar Accounts or Continue Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts hereunder or the obligation of the Issuing Bank to issue Letters of Credit, as the case may be, shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable).

                  (c) Determinations and allocations by any Bank or the Issuing Bank for purposes of this Section 6.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans, to issue Letters of Credit, of making or maintaining Loans, of making or maintaining Letters of Credit, or on amounts receivable by it in respect of the Loans or the Letters of Credit, as the case may be, and of the additional amounts required to compensate such Bank or the Issuing Bank in respect of any Additional Costs, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 6.2. Limitation on Eurodollar Accounts. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Accounts under a Loan for any Interest Period therefor:

                  (a) Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Loans subject to such Eurodollar Accounts as provided in this Agreement; or

                  (b) Required Banks determine (which determination shall be conclusive) and notify Agent that the relevant rates of interest referred to in the definition of "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Eurodollar Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans subject to a Eurodollar Account or to Convert Base Rate Accounts into Eurodollar Accounts and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Accounts, either prepay the Loans subject to such Eurodollar Accounts or Convert such Eurodollar Accounts into Base Rate Accounts in accordance with the terms of this Agreement. Determinations made under this Section 6.2 shall be made on a reasonable basis.


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         Section 6.3. Illegality. Notwithstanding any other provision of this
Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Loans subject to a Eurodollar Account hereunder or (b) maintain Loans subject to a Eurodollar Account hereunder, then such Bank shall promptly notify Borrower (with a copy to Agent) thereof and such Bank's obligation to make or maintain Loans subject to a Eurodollar Account and to Convert Base Rate Accounts into Eurodollar Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Loans subject to a Eurodollar Account (in which case the provisions of Section 6.4 hereof shall be applicable).

         Section 6.4. Treatment of Affected Loans. If the Accounts applicable to a Loan of any Bank (hereinafter called "Affected Accounts") are to be Converted pursuant to Section 6.1 or 6.3 hereof, the Bank's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by subsection 6.1(b) or Section 6.3 hereof, on such earlier date as such Bank may specify to Borrower with a copy to Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 6.1 or 6.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Eurodollar Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Eurodollar Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 6.1 or 6.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this Section 6.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Accounts are outstanding, such Bank's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Eurodollar Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

         Section 6.5. Compensation. Borrower shall pay to Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) Any payment or prepayment of a Loan subject to a Eurodollar Account or Conversion of a Eurodollar Account for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to subsection 12.2(a)) on a date other than the last day of an Interest Period for the applicable Eurodollar Account; or

                  (b) Any failure by Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article VIII to be satisfied) to borrow or prepay a Loan subject to a Eurodollar Account, or Convert a Base Rate Account to a Eurodollar Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Eurodollar Account (or, in the case of a


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 33


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failure to borrow, the Interest Period for such Eurodollar Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Eurodollar Account provided for herein over (ii) the interest component of the amount such Bank would have bid in the European interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section 6.6. Capital Adequacy. If any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                                  ARTICLE VII.

                              Conditions Precedent

         Section 7.1. Initial Loan. The effectiveness of this Agreement as an amendment and restatement of the Existing Credit Agreement and the obligation of each Bank to make its initial Loan hereunder is subject to the condition precedent that Agent shall have received on or before the day of any such Loan and on or before the Closing Date, all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to
Agent:

                  (a) Resolutions. Resolutions of the Board of Directors of Parent and each Subsidiary certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

                  (b) Incumbency Certificate. A certificate of incumbency certified by the Treasurer, Secretary or an Assistant Secretary of Parent and each Subsidiary certifying the name of each of its officers (i) who are authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officers and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with the Loan Documents.

                  (c) Articles of Incorporation. The articles of incorporation of Parent and each Subsidiary certified by the Secretary of State of the state of its incorporation (or the other appropriate governmental officials of its jurisdiction of organization) and dated a current date or, if applicable, a certification that such articles of incorporation have not changed since the certified copies delivered under the Existing Credit Agreement or Original Credit Agreement.

                  (d) Bylaws. The bylaws of Parent and each Subsidiary certified by its Secretary or an Assistant Secretary or, if applicable, a certification that such bylaws have not changed since the certified copies delivered under the Existing Credit Agreement or Original Credit Agreement.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 34

                  (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Parent and each Subsidiary as to its existence and good standing, all dated a current date.

                  (f) Revolving Notes. The Revolving Notes executed by Borrower.

                  (g) Existing Credit Agreement Interest and Fees. Evidence that all unpaid interest and commitment and letter of credit fees accrued under the Existing Credit Agreement through the Closing Date and any amounts payable under
Section 6.5 of the Existing Credit Agreement shall have been paid in full.

                  (h) Fees. The fees due on the Closing Date as described in the fee letter dated December 12, 2001 between Chase, J.P. Morgan Securities, Inc., Parent and Borrower.

                  (i) Opinion of Counsel. Favorable opinions of legal counsel to Borrower and the Subsidiaries, as to such matters as Agent may reasonably request.

         Section 7.2. All Loans. The obligation of each Bank to make any Loan (including the initial Loan), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the following additional conditions precedent:

                  (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan or issuance, amendment, renewal, or extension of such Letter of Credit, as applicable;

                  (b) Representations and Warranties. All of the representations and warranties contained in Article VIII hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

                  (c) Additional Documentation. Agent shall have received such additional approvals, opinions, or documents as Agent may reasonably request.

Each notice of borrowing and each request for the issuance, amendment, renewal, or extension of a Letter of Credit by Borrower hereunder, shall constitute a representation and warranty by Borrower that the conditions precedent set forth in subsections 7.2(a) and (b) have been satisfied (both as of the date of such notice and, unless Borrower otherwise notifies Agent prior to the date of such borrowing or the date of such issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, as of the date of such borrowing or such issuance, amendment, renewal, or extension of such Letter of Credit, as applicable).

                                  ARTICLE VIII.

                         Representations and Warranties

         To induce Agent and the Banks to enter into this Agreement, Parent and Borrower each represent and warrant to Agent and the Banks that:


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 35

         Section 8.1. Corporate Existence. Parent and each Subsidiary (a) is a corporation or other entity (as reflected on Schedule 8.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Parent and each Subsidiary has the corporate power and authority to execute, deliver, and perform their respective obligations under the Loan Documents to which it is or may become a party.

         Section 8.2. Financial Statements. Parent has delivered to Agent and the Banks audited consolidated financial statements of Parent and the Subsidiaries as at and for the Fiscal Year ended August 31, 2001 and unaudited financial statements of Parent and the Subsidiaries as at and for the Fiscal Quarter ended February 28, 2002. Such financial statements have been prepared in accordance with GAAP and present fairly (subject with respect to the Fiscal Quarter financial statements to year end audit adjustments) the financial condition of Parent and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Parent nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Parent and the Subsidiaries taken as a whole since August 31, 2001.

         Section 8.3. Corporate Action; No Breach. The execution, delivery, and performance by Parent and each Subsidiary of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of Parent and each Subsidiary and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws or other governing documents of Parent or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which Parent or any Subsidiary is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of Parent or any Subsidiary.

         Section 8.4. Operation of Business. Parent and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and Parent and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

         Section 8.5. Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of either Borrower or the Parent, threatened against or affecting Parent or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Parent or any Subsidiary.

         Section 8.6. Rights in Properties; Liens. Parent and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2, and none of the properties, assets, or leasehold interests of Parent or any Subsidiary is subject to any Lien,


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 36 except as of the Closing Date, as reflected on Schedule 10.2 and, at all times after the Closing Date, as permitted by Section 10.2.

         Section 8.7. Enforceability. The Loan Documents to which Parent or any Subsidiary is a party, when delivered, shall constitute the legal, valid, and binding obligations of Parent or the Subsidiary, as applicable, enforceable against Parent or the applicable Subsidiary in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 8.8. Approvals. All authorizations, approvals, and consents of, and all filings or registrations with, any Governmental Authority or third party necessary for the execution, delivery, or performance by Parent or any Subsidiary of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof have been obtained or made, provided, however, that if HBS CA obtains a Knox-Keene License from the State of California pursuant to the Knox-Keene Health Care Service Plan Act of 1975 to operate prepaid health service plans in the State of California then HBS's pledge of HBS CA's stock will be restricted from sale or foreclosure by the Agent or any Lender pursuant to such Knox-Keene Health Care Service Plan Act of 1975.

         Section 8.9. Debt. Parent and the Subsidiaries have no Debt, except, as of the Closing Date, the Debt described on Schedule 10.1 and, at all times after the Closing Date, as permitted by Section 10.1.

         Section 8.10. Taxes. Parent and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. Neither Borrower nor Parent knows of any pending investigation of Parent or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Parent or any Subsidiary.

         Section 8.11. Margin Securities. Neither Parent nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 8.12. ERISA. Parent and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither Parent nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Parent and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA, by an amount that will exceed Two Hundred Fifty Thousand Dollars ($250,000). Neither Parent nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 8.13. Disclosure. All factual information furnished by or on behalf of Parent in writing to Agent or any Bank (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction


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


contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of Parent to Agent or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         Section 8.14. Subsidiaries. As of the Closing Date, Parent has no Subsidiaries other than those listed on Schedule 8.14 hereto. Schedule 8.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Parent's or a Subsidiary's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and, the authorized, issued, and outstanding capital stock (or other equity interests) of each such Subsidiary. All of the outstanding capital stock (or other equity interests) of each Subsidiary listed on Schedule 8.14 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary except as disclosed on Schedule 8.14. All of the outstanding capital stock (or other equity interests) of the Borrower, each of the Obligated Parties (other than the Parent) and each of the Insignificant Subsidiaries has been pledged to the Agent. Borrower and all of the Obligated Parties are parties to either the Subsidiary Security Agreement or the Parent Security Agreement and the Guaranty.

         Section 8.15. Agreements. Neither Parent nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.

         Section 8.16. Compliance with Laws. Neither Parent nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

         Section 8.17. Investment Company Act. Neither Parent nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 8.18. Public Utility Holding Company Act. Neither Parent nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.19. Environmental Matters.

                  (a) Parent, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. Neither Borrower nor Parent is aware of, nor has Borrower or Parent received written notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Parent and the Subsidiaries with all Environmental Laws;

                  (b) Parent and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Parent and its Subsidiaries are in compliance with all of the terms and conditions of such permits;


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


                  (c) No Hazardous Materials have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Parent or any Subsidiary, and to the knowledge of Borrower and Parent, no Hazardous Materials are present at such properties, except in compliance with Environmental Laws. The use which Parent and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

                  (d) Neither Parent nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to
(i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                  (e) Neither Parent nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., regulations thereunder or any comparable provision of state law. Parent and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                  (f) Neither Parent nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                  (g) No Lien arising under any Environmental Law has attached to any property or revenues of Parent or the Subsidiaries.

         Section 8.20. Solvency. Parent and each Subsidiary, both individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

         Section 8.21. Benefit Received. Parent and the Subsidiaries will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 39

                                   ARTICLE IX.

                               Positive Covenants

         Parent and Borrower each covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, Parent and Borrower will perform and observe the following positive covenants:

         Section 9.1. Reporting Requirements. Parent will furnish to Agent and each Bank:

                  (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, beginning with the Fiscal Year ending on August 31, 2002, a copy of the annual audit report of Parent and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow (and, upon request, on a consolidating basis, balance sheets and statements of income), in each case as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by independent certified public accountants of recognized standing acceptable to Agent, to the effect that such report has been prepared in accordance with GAAP;

                  (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a copy of an unaudited condensed financial report of Parent and the Subsidiaries as of the end of such period and for the Fiscal Quarter then ended containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow (and, upon request, on a consolidating basis, balance sheets and statements of income), in each case setting forth in comparative form the figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of Parent to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of Parent and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

                  (c) Compliance Certificate. Within forty-five (45) days after the end of each Fiscal Quarter, or with respect to the last Fiscal Quarter of each Fiscal Year, within ninety (90) days of the end of such Fiscal Quarter, a Compliance Certificate;

                  (d) Annual Projections. As soon as available and in any event within forty-five (45) days after the beginning of each Fiscal Year, Parent will deliver its consolidated (and, upon request, consolidating) forecasted profit and loss statement for the current Fiscal Year set forth on a Fiscal Quarter by Fiscal Quarter basis consistent with Parent's historical financial statements, together with appropriate supporting details, a statement of underlying assumption and a pro forma projection of Parent's compliance with the financial covenants in this Agreement for the same period;

                  (e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Parent or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Parent or any Subsidiary;

                  (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Parent or any Subsidiary which, if determined adversely to Parent or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;


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                  (g) Notice of Default. As soon as possible and in any event within five (5) Business Days after an officer of Parent has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that Parent has taken and proposes to take with respect thereto;

                  (h) ERISA Reports. If requested by Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Parent or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after Parent or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Parent or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Parent setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Parent proposes to take with respect thereto;

                  (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Agent and the Banks pursuant to any other clause of this Section;

                  (j) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days after an officer of Parent has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

                  (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Parent or any Subsidiary to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by Parent or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (l) Notice of Knox-Keene Licensing. As soon as possible and in any event within five (5) Business Days after HBS CA receives notice from the State of California that it has been granted a Knox-Keene License pursuant to the Knox-Keene Health Care Service Plan Act of 1975, written notice of such licensing and a copy of any documentation associated therewith; and

                  (m) General Information. Promptly, such other information concerning Parent or any Subsidiary as Agent or any Bank may from time to time reasonably request.

         Section 9.2. Maintenance of Existence; Conduct of Business. Parent will, and will cause each Subsidiary to, preserve and maintain (a) its existence (except as permitted by Section 10.3) and (b) all of its privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Parent will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

         Section 9.3. Maintenance of Properties. Parent will, and will cause each Subsidiary to, maintain, keep, and preserve in good working order and condition (exclusive of ordinary wear, tear and casualty) all of its material properties necessary in the conduct of its business.

         Section 9.4. Taxes and Claims. Parent will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and


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governmental charges imposed on it or its income or profits or any of its property, and (b) all valid and lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Parent nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 9.5. Insurance. Parent will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Parent and the Subsidiaries operate, provided that in any event Parent will maintain and cause each Subsidiary to maintain workmen's compensation insurance (or alternate comparable coverage as required by law), property insurance, comprehensive general liability insurance and professional liability insurance reasonably satisfactory to Agent. Each general liability insurance policy shall name Agent as additional insured, each insurance policy covering Collateral shall name Agent as loss payee and shall provide that such policy will not be canceled or materially changed without fifteen (15) days prior written notice to Agent.

         Section 9.6. Inspection Rights. Upon two (2) Business Day's prior notice and from time to time during normal business hours, Parent will, and will cause each Subsidiary to, permit representatives of Agent to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. When a Default exists, the prior notice described in the first sentence of this Section
9.6 shall not be required. The representatives of any Bank may accompany Agent during any examination, visit, inspection or discussions under this Section 9.6.

         Section 9.7. Keeping Books and Records. Parent will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 9.8. Compliance with Laws. Parent will, and will cause each Subsidiary to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws and ERISA), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 9.9. Compliance with Agreements. Parent will, and will cause each Subsidiary to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 9.10. Further Assurances and Collateral Matters.

                  (a) Further Assurance and Exceptions to Perfection. Parent will, and will cause each Subsidiary, other than an Insignificant Subsidiary, to, execute and deliver such further documentation and take such further action as may be requested by Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, and perfect the Liens of Agent for the benefit of itself and the Banks in the Collateral; provided that, prior to the occurrence of a Default, neither Parent nor any Subsidiary, nor an Insignificant Subsidiary at any time, shall be required to:

                           (i) execute or have filed any UCC Financing Statement
fixture filings necessary to perfect Agent's Lien on property at a location identified pursuant to the Parent Security Agreement or the Subsidiary Security Agreement as a "Contract Location" (herein a "Contract Location");


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                           (ii) execute or deliver any waivers, subordinations
or acknowledgments from any third parties who have possession or control of any Collateral;

                           (iii) except as required by Section 7.1(g) of the
Original Credit Agreement, obtain any landlord or mortgagee waivers or subordinations;

                           (iv) deliver any certificates of title evidencing
equipment of Parent or a Subsidiary, other than an Insignificant Subsidiary, with Agent's Lien noted thereon; or

                           (v) grant Agent control over any deposit, security or
commodity account.

If a Default occurs, then Parent shall, and shall cause each Subsidiary, other than an Insignificant Subsidiary, to, take such action as Agent may request to perfect and protect the Liens of Agent in all the Collateral, including any or all of the actions described in clauses (i) through (v) of this Section 9.10(a). Notwithstanding the foregoing, if prior to the occurrence of a Default, the book value of the equipment (excluding vehicles) and fixtures located at a Contract Location exceeds One Hundred Thousand Dollars ($100,000.00), then Parent shall, or shall cause the applicable Subsidiary, other than an Insignificant Subsidiary, to, take all actions as Agent may request to perfect and protect the Liens of Agent in the equipment and fixtures held at such Contract Location. Parent shall promptly notify Agent if the book value of the equipment (excluding vehicles) and fixtures located at a Contract Location exceeds One Hundred Thousand Dollars ($100,000.00).

                  (b) Subsidiary Pledge. Upon the creation or acquisition of any Subsidiary, other than the creation of the Insignificant Subsidiaries, the Parent shall cause such Subsidiary to execute and deliver a Subsidiary Joinder Agreement and such other documentation as the Agent may request to cause such Subsidiary to evidence, perfect, or otherwise implement the guaranty and security for repayment of the Obligations contemplated by a Guaranty, the Subsidiary Security Agreement and, if applicable, a Subsidiary Pledge Agreement.

                  (c) Parent Pledge of Subsidiary Stock. If any Subsidiary is created or acquired after the Closing Date, Parent shall cause the owner of the capital stock of such Subsidiary to execute and deliver to Agent an amendment to the Pledge Agreements or a Pledge and Security Agreement, as applicable, describing as collateral thereunder the stock of or other ownership interests in the new Subsidiary and Parent shall cause the owner of the capital stock of such Subsidiary to deliver the certificates representing such stock or other interests to Agent together with undated stock or other powers duly executed in blank.

                  (d) Insignificant Subsidiaries. If as of any date, the aggregate amount of the Insignificant Subsidiaries' EBITDA as calculated for the most recently completed four (4) Fiscal Quarter period as of the date of determination exceeds Five Hundred Thousand Dollars ($500,000), then, within thirty (30) days after the date of determination, the Parent and Borrower shall either (i) cause each Insignificant Subsidiary to execute and deliver such documentation as the Agent may request to cause such Insignificant Subsidiary to evidence, perfect, or otherwise implement the guaranty of and provision of security for the Obligations contemplated by the Guaranty and the Subsidiary Security Agreement or (ii) provide Agent written notice that the Insignificant Subsidiaries shall be excluded from the calculation of all consolidated financial covenants hereunder. If Parent and the Borrower elect to exclude the Insignificant Subsidiaries from the calculation of all consolidated financial covenants, then without any further amendment or other modification to the Loan Documents, the Insignificant Subsidiaries shall thereafter be so excluded. In calculating compliance with the financial covenants thereafter, the Parent will show the calculations utilized to exclude the Insignificant Subsidiaries from such financial covenants.


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         Section 9.11. ERISA. Parent will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

                                   ARTICLE X.

                               Negative Covenants

         Parent and Borrower each covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, Parent and Borrower will perform and observe the following negative covenants:

         Section 10.1. Debt. Parent will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

                  (a) Debt to Agent and Banks pursuant to the Loan Documents and existing Debt described on Schedule 10.1;

                  (b) Intercompany Debt owed by the Parent or a Subsidiary to Borrower or loans or advances between Subsidiaries; provided that (i) the obligations of each obligor of such Debt must be subordinated in right of payment to any liability such obligor may have for the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise), the Borrower hereby agreeing to such subordination, (ii) such Debt must be incurred in the ordinary course of business and on terms customary for intercompany borrowings among Borrower and the Parent or a Subsidiary or must be made on such other terms and provisions as Agent may reasonably require, (iii) Borrower shall have granted Agent a Lien on its right, title and interest in and to such Debt and all Liens securing the payment thereof, and (iv) the sum of (A)the aggregate amount of all Debt owed by Insignificant Subsidiaries to Borrower and the other Subsidiaries plus (B) the aggregate amount of all capital contributions to, investments in and purchases of stock, bonds or other equity securities of Insignificant Subsidiaries by Parent and the other Subsidiaries shall not exceed the amounts provided for in Section 10.5;

                  (c) Debt of Parent or any Subsidiary (other than the Insignificant Subsidiaries) not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate for Parent and all Subsidiaries at any time outstanding secured by purchase money Liens permitted by Section 10.2;

                  (d) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on Parent's or a Subsidiary's behalf in accordance with the policies issued to Parent and the Subsidiaries;

                  (e) Guarantees by Parent of (i) trade accounts payable owed by a Subsidiary, and arising in the ordinary course of business, (ii) Debt of a Subsidiary or (iii) operating leases of a Subsidiary entered into in the ordinary course of business; provided that, (A) the Debt guaranteed is otherwise permitted hereunder; and (B) no Default exists or would result from such Guarantee;

                  (f) Guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations not exceeding at any time outstanding One Million Dollars ($1,000,000) in aggregate liability;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 44

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                  (g) Debt arising in connection with interest rate swap, cap, collar or similar agreements entered into in the ordinary course of business to fix or limit Parent's or any Subsidiary's (other than an Insignificant Subsidiary) interest expense;

                  (h) Debt of any Person (or any of such Person's subsidiaries) existing at the time such Person becomes a Subsidiary (or is merged into or consolidated with Parent or any of the Subsidiaries), but only to the extent that such Debt was not incurred in connection with, as a result of or in contemplation of such Person becoming a Subsidiary (or being merged into or consolidated with Parent or any Subsidiary); provided, however, that (i) in no event shall the aggregate amount of such Debt outstanding at any time exceed One Million Dollars ($1,000,000) and (ii) immediately after such acquired Person becomes a Subsidiary (or is merged into or consolidated with Parent or any Subsidiary), no Default exists; and

                  (i) Debts of Parent or any Subsidiary (other than an Insignificant Subsidiary), other than the Debts specifically described in clauses (a) through (h) of this Section 10.1, which in the aggregate for Parent and all Subsidiaries do not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding.

         Section 10.2. Limitation on Liens and Restrictions on Subsidiaries. Parent will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following, none of which shall encumber the Collateral other than those Liens described in clauses (a),
(b), (d), (e), (g) and (h):

                  (a) Existing Liens disclosed on Schedule 10.2 hereto,

                  (b) Liens in favor of Agent for the benefit of itself and the Banks pursuant to the Loan Documents;

                  (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Parent or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                  (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                  (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, and contracts (other than for payment of Debt);

                  (g) Liens for purchase money obligations and Capital Lease Obligations; provided that: (i) the Debt secured by any such Lien is permitted under Section 10.1; and (ii) any such Lien encumbers only the asset so purchased;


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                  (h) Liens related to any attachment or judgment not
constituting an Event of Default;

                  (i) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement; and

                  (j) Liens on fixed assets of a Person existing at the time such Person becomes a Subsidiary (or such Person is merged into or consolidated with Parent or any Subsidiary) in accordance with the provisions of Section 10.3 hereof; provided, however, that such Liens (i) only secure the Debt permitted by subsection 10.1(h) , (ii) were in existence prior to such acquired Person becoming a Subsidiary (or prior to the contemplation of such merger or consolidation), (iii) do not cover any property other than the property of such acquired Person which is subject to such Liens prior to such acquired Person becoming a Subsidiary (or prior to the contemplation of such merger or consolidation), and (iv) do not cover any accounts receivables, inventory or general intangibles.

Neither Parent nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents and other than the documentation relating to the guaranties described on Schedule 10.1) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, in connection with the creation of purchase money Liens, Parent or any Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein, as provided in the documentation relating to the guaranties described on Schedule
10.1 and except for any restrictions imposed or required to be imposed by applicable law and regulation, Parent will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock (or other equity interests) owned by Parent or any Subsidiary; (2) subject to subordination provisions, pay any Debt owed to Parent or any other Subsidiary; (3) make loans or advances to Parent or any other Subsidiary; or (4) transfer any of its property or assets to Parent or any other Subsidiary.

         Section 10.3. Mergers, etc. Parent will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that, (a) Parent and the Subsidiaries (other than an Insignificant Subsidiary) may acquire assets or shares or other evidence of beneficial ownership of a Person in accordance with the restrictions set forth in Section 10.5; (b) if no Default exists or would result, any Subsidiary may merge into or consolidate with Parent, any other Subsidiary (other than an Insignificant Subsidiary) or a Target if the surviving Person is or becomes a wholly owned Subsidiary directly owned by Parent, assumes the obligations of the applicable Subsidiary under the Loan Documents and is solvent as contemplated under Section 8.20 after giving effect to such merger or consolidation, and (c) Parent or any wholly owned Subsidiary (other than an Insignificant Subsidiary) directly owned by Parent (the "Acquiring Company") may acquire all or substantially all of the assets of any Subsidiary (a "Transferring Subsidiary") if the Acquiring Company assumes all the Transferring Subsidiary's liabilities (including without limitation, all liabilities of the Transferring Subsidiary under the Loan Documents to which it is a party) and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve, and liquidate.

         Section 10.4. Restrictions on Dividends and other Distributions. Parent will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock (or other equity interest) of Parent or any Subsidiary now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 46




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indirect, of any shares of any class of stock (or other equity interest) of
Parent or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock (or other equity interest) of Parent or any Subsidiary now or hereafter outstanding; except that: (i) Subsidiaries (other than Parent) may make, declare and pay dividends and make other distributions with respect to their capital stock (or other equity interest) to Parent or the other Subsidiaries; (ii) this Section 10.4 shall not prohibit the transactions permitted by clauses (a), (j), or (l) of Section 10.5; and (iii) Parent may redeem or repurchase shares of its stock issued to employees and directors under Parent's benefit programs; provided that (A) no Default exists or would result therefrom and (B) the aggregate amount paid by Parent in connection with such redemptions and repurchases during any Fiscal Year does not exceed One Million Dollars ($1,000,000). For purposes of this
Section 10.4, stock conveyed, transferred or surrendered in connection with the exercise of stock options should not be considered redeemed or repurchased to the extent no cash consideration is paid to employees or directors in connection with such exercise.

         Section 10.5. Investments. Parent will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

                  (a) Parent or any wholly owned Subsidiary directly owned by Parent (other than an Insignificant Subsidiary) may acquire shares, other equity securities or other evidence of beneficial ownership of a Person or all or substantially all of a Person's assets or the assets of a division or branch of such Person, if, with respect to each such acquisition:

                           (i) Default. No Default exists or would result
therefrom;

                           (ii) Bank Approval. Parent shall have obtained the
prior written consent of the Required Banks if: (A) the Purchase Price for the acquisition is greater than Ten Million Dollars ($10,000,000); (B) after giving effect to such acquisition, the aggregate Purchase Price of all Permitted Acquisitions (including the acquisition by Parent of all of the membership interests of ProCare One Nurses, LLC) that have occurred during the four (4) consecutive Fiscal Quarters then most recently ending is greater than Twenty Five Million Dollars ($25,000,000); (C) the ratio of Indebtedness outstanding as of the date of determination (which shall not be more than thirty (30) days prior to the acquisition date) to Adjusted EBITDA (as defined in Section 11.4) for the most recent four (4) Fiscal Quarter period then ended as of such date would exceed 2.05 to 1.00, calculated on a pro forma basis as if the acquisition had occurred as of the first day of such four (4) Fiscal Quarters and including in the ratio calculation any Debt incurred or assumed in connection therewith as if the Target were a "Prior Target" for purposes of Calculating Adjusted EBITDA; or (D) the acquisition is not the acquisition by Parent of all of the membership interests of ProCare One Nurses, LLC. As used above, the phrase "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, non-compete, consulting or post-closing performance based payments or otherwise) or to be paid (based on the estimated amount thereof), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (but specifically excluding any stock of Parent issued to the seller which shall not be part of the Purchase Price for purposes of this clause (ii)) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Debt of the Target or the seller assumed or acquired in connection with such acquisition.

                           (iii) Delivery and Notice Requirements. Parent shall
provide to Agent, fifteen (15) days prior to the consummation of the acquisition, the following: (A) notice of the acquisition, (B) the most recent financial statements of the Target that Parent has available, (C) such other


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documentation and information relating to the Target and the acquisition as
Agent may reasonably request, including, without limitation, for the acquisition by Parent of all of the membership interests of ProCare One Nurses, LLC a certification by Parent three (3) days prior to the consummation of the acquisition that there has been no material adverse change in the financial condition of ProCare One Nurses, LLC from the financial condition reflected in the financial statements delivered to Agent in accordance with Section 10.5(a)(iii)(B), and (D) evidence certified by the chief executive or chief financial officer of Parent that Parent shall be in compliance with the covenants contained in Article XI on a pro forma basis for the four (4) Fiscal Quarter period then most recently ending (assuming (1) the consummation of the acquisition in question; (2) that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period; (3) to the extent such Debt bears interest at a floating rate, the rate in effect for the entire period of calculation was the rate in effect at the time of calculation; and (4) any sale of Subsidiaries or lines of business which occurred during such period occurred on the first day of such period). Within sixty (60) days of such acquisition the obligations under subsections 9.10(b) and (c) shall be fulfilled.

                           (iv) Diligence. Parent has completed due diligence on
the Target or the assets to be acquired;

                           (v) U.S. Acquisitions. The Target is organized under
the laws of a state in the United States of America and is involved in the same general type of business activities as the Subsidiaries;

                           (vi) Structure. If the proposed acquisition is an
acquisition of the stock of a Target, the acquisition will be structured so that the Target will become a wholly owned Subsidiary directly owned by Parent or indirectly owned by Parent through a wholly owned Subsidiary, other than an Insignificant Subsidiary, directly owned by Parent. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that Parent or a wholly owned Subsidiary, other than an Insignificant Subsidiary, directly owned by Parent shall acquire the assets either directly or through a merger; and

                  (b) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one (1) year or less from the date of acquisition;

                  (c) fully insured certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $250,000,000;

                  (d) commercial paper or bonds of a domestic issuer if at the time of purchase such paper or bonds are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

                  (e) current trade and customer accounts receivable for services rendered in the ordinary course of business;

                  (f) shares of any mutual fund registered under the Investment Company Act of 1940, as amended, which invests solely in investments of the type described in clauses (b) through (d) of this Section 10.5;

                  (g) loans to physicians; provided that (i) at the time of such loan no Default shall exist or result therefrom; (ii) the aggregate amount of such loans made by Parent and the Subsidiaries and outstanding at any one time shall not exceed Five Hundred Thousand Dollars ($500,000), calculated net of any bad debt reserves;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 48

                  (h) advances to employees for business expenses incurred in the ordinary course of business including, without limitation, loans in connection with employee relocations and changes in Parent's and the Subsidiaries' payroll payment dates;

                  (i) existing investments described on Schedule 10.5 hereto;

                  (j) loans, advances and other extensions of credit to Subsidiaries made in accordance with the restrictions set forth in subsection 10.1(b); provided that, at the time any such loan, advance or other extension of credit is made, no Default exists or would result therefrom;

                  (k) Guarantees permitted by Section 10.1;

                  (l) if no Default exists, Parent and the Subsidiaries (other than an Insignificant Subsidiary) may make additional capital contributions to and/or investments in or purchase any stocks, bonds, or other equity securities authorized to be issued under Section 10.6 of a wholly owned Subsidiary or a newly created Person organized by Parent or a Subsidiary (other than an Insignificant Subsidiary) that, immediately after such investment or purchase, will be a wholly owned Subsidiary if the obligations under Section 9.10 shall be fulfilled and the aggregate amount of such contributions, investments and purchases made under the permissions of this clause (l) plus the aggregate amount of all loans and advances to Insignificant Subsidiaries made under the permissions of Section 10.1(b) does not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during the period from the closing date under the Existing Credit Agreement through the Termination Date; provided, however, Parent and the Subsidiaries may, make additional capital contributions, loans, and advances to and/or investments in or purchase any stocks, bonds, or other equity securities authorized to be issued under Section 10.6 of HBS CA if the aggregate amount thereof made during the period from the closing date under the Existing Credit Agreement through the Termination Date does not exceed the lesser of (i) One Million Five Hundred Thousand Dollars ($1,500,000) or (ii) the minimum amount necessary for HBS CA to maintain compliance with the minimum net worth requirement of Fifty Thousand Dollars ($50,000) for entities licensed under the Knox-Keene Health Care Service Plan Act of 1975;

                  (m) Specialty may make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in Valley Rehabilitation Hospital, LLP, a Texas limited liability partnership ("Valley Rehabilitation"), and may purchase or own any stock, bonds, notes, debentures, or other securities issued by Valley Rehabilitation, if (i) no Default exists as of the date the investment is made, (ii) , during the period from the Closing Date through the Termination Date, the sum of (A) the aggregate principal amount of all such advances, loans, and extensions of credit made to Valley Rehabilitation plus (B) the aggregate initial purchase price paid for all stocks, bonds, notes, debentures, or other securities issued by Valley Rehabilitation, does not exceed One Million Five Hundred Thousand Dollars ($1,500,000), and (iii) , during the period from the Closing Date through the Termination Date, Specialty, Parent or any Subsidiary has an exclusive contract to manage Valley Rehabilitation's business; and

                  (n) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's, and (iii) have portfolio assets of at least $5,000,000,000.

         Section 10.6. Limitation on Issuance of Capital Stock. Except as permitted by Section 10.4 and except for issuances, sales, assignments or other disposition to Parent, or to a Subsidiary which is the parent of the issuer, Parent will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock (or other equity interests),
(b) any securities exchangeable for or


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 49 convertible into or carrying any rights to acquire any of its capital stock (or other equity interests), or (c) any option, warrant, or other right to acquire any of its capital stock (or other equity interests).

         Section 10.7. Transactions With Affiliates. Parent will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Parent or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Parent or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Parent or such Subsidiary.

         Section 10.8. Disposition of Assets. Parent will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment;
(c) the sale, discount or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection in accordance with past practices; and (d) if no Default exists or would result therefrom, other dispositions of assets if: (i) the aggregate book value of the assets disposed of does not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during any twelve (12) month period; (ii) the assets disposed of are not accounts or general intangibles; and (iii) the obligations under subsection 5.4(b) are fulfilled.

         Section 10.9. Lines of Business. Parent will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the Closing Date and any businesses which are similar or related to those engaged in by Parent and the Subsidiaries on the Closing Date.

         Section 10.10. Sale and Leaseback. Parent will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person

         Section 10.11. Prepayment of Debt. Parent will not, and will not permit any Subsidiary to, prepay or optionally redeem any Debt in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) during the period from the Closing Date through the Termination Date other than the Obligations; provided, however, that, as long as no Default exists or would result therefrom, Parent or any Subsidiary may prepay or optionally redeem Debt acquired or assumed by Parent or such Subsidiary in connection with Permitted Acquisitions with proceeds of the Loans in an aggregate amount up to Three Hundred Thousand Dollars ($300,000) during the period from the Closing Date through the Termination Date.

                                   ARTICLE XI.

                               Financial Covenants

         Parent and Borrower each covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, Parent and Borrower will perform and observe the following financial covenants:

         Section 11.1. Consolidated Net Worth. Parent will at all times maintain Consolidated Net Worth in an amount not less than the sum of (a) $52,873,793, minus (b) the lesser of (i) $500,000 or (ii) the aggregate amount of the non-cash losses attributable to the impairment of its goodwill and which were incurred and reported by Parent on its financial statements during its Fiscal Year ending August 31, 2002


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 50 which have resulted from Parent's compliance with statement number 142 of the Financial Accounting Standards Board, plus (c) fifty percent (50%) of Parent's cumulative net income determined on a consolidated basis in accordance with GAAP for each Fiscal Quarter to have completely elapsed since February 28, 2002, plus
(d) one hundred percent (100%) of the net cash proceeds of any sale of equity securities or other contributions to the capital of Parent received by Parent since February 28, 2002, calculated without duplication. If Parent's consolidated net income for a Fiscal Quarter is zero or less, no adjustment to the requisite level of Consolidated Net Worth shall be made. "Consolidated Net Worth" means, at any particular time, calculated without duplication, in conformity with GAAP, the sum of (a) the total amount of capital stock, plus (b) the total amount of preferred stock, plus (c) the total amount of paid-in capital, plus (d) the total amount of retained earnings.

         Section 11.2. Indebtedness to Capitalization. Parent will not at any time permit the ratio of Indebtedness to Capitalization to exceed .50 to 1.00. As used in this Section 11.2, the following terms have the following meanings:

                           "Capitalization" means, at any particular time, the
                  sum of Consolidated Net Worth (as defined in Section 11.1) plus Indebtedness.

                           "Indebtedness" means, at the time of determination,
                  the sum of the following determined for Parent and the Subsidiaries on a consolidated basis (without duplication):
                  (a) all obligations for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all Capital Lease Obligations; (d) all obligations to reimburse the issuer of any letter of credit for amounts drawn or drawable; and (e) the outstanding principal amount of the loans extended to North Central Development Company which are secured by a Lien on the facility located at 1500 Waters Ridge Drive, Lewisville, Texas leased by Parent.

         Section 11.3. Fixed Charge Coverage . As of the end of each Fiscal Quarter, Parent shall not permit the ratio of Cash Flow for the four (4) Fiscal Quarters then ending to Fixed Charges as of such Fiscal Quarter end to be less than 1.20 to 1.00. For purposes of this Section 11.3 the following terms shall have the following meanings:

                           "Cash Flow" means, for any period, the total of the
                  following for Parent and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) EBITDA; minus (B) any provision for (or plus any benefit from) cash income or franchise taxes included in determining Consolidated Net Income; minus (C) cash dividends and other distributions made on account of the Parent's capital stock; plus (D) the aggregate amount of the non-cash losses which have not already been excluded in determining Consolidated Net Income and which are attributable to the impairment of Parent's goodwill incurred and reported by Parent on its financial statements which have resulted from Parent's compliance with statement number 142 of the Financial Accounting Standards Board.

                           "Consolidated Net Income" means, for any period and
                  any Person (a "Subject Person"), such Subject Person's consolidated net income (or loss) determined in conformity with GAAP, but excluding:


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 51

                                  (a) any extraordinary gains or losses or
                  nonrecurring revenue or expense;

                                  (b) any gains or losses realized upon the sale
                  or other disposition of any capital stock or debt security of any Person;

                                  (c) any gains or losses in respect of the
                  write-up of any asset at greater than original cost or write-down at less than original cost;

                                  (d) any gains or losses realized upon the sale
                  or other disposition of property, plant, equipment, or intangible assets of the Subject Person or any of its subsidiaries which is not sold or otherwise disposed of in the ordinary course of business;

                                  (e) any gains or losses from the disposal of a
                  discontinued business;

                                  (f) any net gains or losses arising from the
                  extinguishment of any debt of the Subject Person or its subsidiaries;

                                  (g) any restoration to income of any
                  contingency reserve relating to any long term assets or long term liability, except to the extent that provision for such reserve was made out of income accrued during such period;

                                  (h) the cumulative effect of any change in an
                  accounting principle on income of prior periods;

                                  (i) any deferred credit representing the
                  excess of equity in any acquired company or assets at the date of acquisition over the cost of the investment in such company or asset;

                                  (j) the income from any sale of assets in
                  which the book value of such assets prior to their sale had been the book value inherited by the Subject Person from a transfer of such assets;

                                  (k) the income (or loss) of any Person (other
                  than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

                                  (l) the income of any subsidiaries to the
                  extent the payment of such income in the form of a distribution or repayment of any Debt to the Subject Person or a Subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 52
                  similar governing document, any agreement or any law, statute, judgment, decree, or governmental order, rule, or regulation applicable to such Subsidiary;

                                  (m) any reduction in or addition to income tax
                  expense resulting from an increase or decrease in a deferred income tax asset due to the anticipation of future income tax benefits;

                                  (n) any reduction in or addition to income tax
                  expense due to the change in a statutory tax rate resulting in an increase or decrease in a deferred income tax asset or in a deferred income tax liability;

                                  (o) any gains or losses attributable to
                  returned surplus assets of any pension-benefit plan or any pension credit attributable to the excess of (i) the return on pension-plan assets over (ii) the pension obligation's service cost and interest cost;

                                  (p) the income or loss of any Person acquired
                  by the Subject Person or a subsidiary for any period prior to the date of such acquisition; and

                                  (q) the income from any sale of assets in
                  which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person or a subsidiary.

                           "EBITDA" means, for any period and any Person, the
                  total of the following each calculated without duplication on a consolidated basis for such period: (a) Consolidated Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income.

                           "Fixed Charges" means, as of any date of
                  determination, the total of the following for Parent and the Subsidiaries calculated on a consolidated basis without duplication but excluding any of the forgoing of any Prior Target for any period prior to the date of such acquisition:
                  (a) cash interest expense (including the interest portion of Capital Lease Obligations) for the four (4) Fiscal Quarter period then ending; plus (b) as of each date of determination:
                  (i) prior to the Revolving Termination Date, one-fifth (1/5) of the Parent's and the Subsidiaries' outstanding balance of the Loans and (ii) on and after the Revolving Termination Date, the current maturities of long term debt reflected on the Parent's consolidated balance sheet, excluding at all times two-thirds (2/3) of the amount of the final principal installment due on the Termination Date pursuant to Section
                  2.3 (b); plus (c) Capital Expenditures made during the four
                  (4) Fiscal Quarter period then ending;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 53
                  plus (d) payments made during the four (4) Fiscal Quarter period then ending pursuant to any Capital Lease Obligations (excluding the interest portion thereof to the extent included under clause (a) above).

                           "Prior Target" means all Targets acquired or whose
                  assets have been acquired in a transaction permitted by subsection 10.5(a) or subsection 10.5(a) of the Original Credit Agreement or the Existing Credit Agreement.

         Section 11.4. Indebtedness to Adjusted EBITDA. As of the last day of each Fiscal Quarter, Parent shall not permit the ratio of Indebtedness outstanding as of such day to the Adjusted EBITDA for the four (4) Fiscal Quarter period then ended to exceed 2.25 to 1.00. As used in this Section 11.4, "Adjusted EBITDA" means, for any period (the "Subject Period"), the total of the following calculated without duplication for such period: (a) Parent's EBITDA (as defined in Section 11.3); plus (b) the aggregate amount of the non-cash losses which have not already been excluded in determining Consolidated Net Income and which are attributable to the impairment of Parent's goodwill incurred and reported by Parent on its financial statements which have resulted from Parent's compliance with statement number 142 of the Financial Accounting Standards Board, plus (c) on a pro forma basis, the pro forma EBITDA of each Prior Target or, as applicable, the EBITDA of a Prior Target attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or the related assets but only to the extent such EBITDA for such Prior Target can be established in a manner satisfactory to Agent based on financial statements of the Prior Target prepared in accordance with GAAP without adjustment for expenses or other charges that will be eliminated after the acquisition.

         Section 11.5. Current Ratio. Parent will not at any time permit the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00. As used in this Section 11.5, the following terms have the following meanings:

                           "Current Assets" means, as of any date, all amounts
                  which are required to be carried as current assets on a consolidated balance sheet of Parent at such date in accordance with GAAP.

                           "Current Liabilities" means, as of any date, all
                  amounts which are required to be carried as current liabilities on a consolidated balance sheet of Parent at such date in accordance with GAAP, excluding, at all times, the outstanding principal balance of the Loans.

         Section 11.6. Managed Care Contracts. Without the prior written consent of the Required Banks, which shall not be unreasonably withheld, Parent will not at any time permit the gross revenue of Parent and its Subsidiaries, determined in conformity with GAAP as of any month and calculated for the immediately preceding twelve (12) month period, generated during such twelve (12) month period from (a) contracts providing exclusively for managed care plus (b) the managed care portions of contracts providing for Employee Assistance Programs and managed care to exceed in the aggregate thirty-five percent (35%) of total gross revenue of Parent and its Subsidiaries generated during such twelve (12) month period, determined in conformity with GAAP.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 54

                                  ARTICLE XII.

                                     Default

         Section 12.1. Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) Borrower shall fail to pay when due any principal, interest, fees, or other Obligations payable under any Loan Document or any part thereof.

                  (b) Any representation, warranty, or certification made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) Borrower or any Obligated Party shall fail to perform, observe or comply with (i) any covenant, agreement, or term contained in clause
(g) of Section 9.1, Sections 9.5 or 9.6, Article X, or Article XI of this Agreement or (ii) any covenant, agreement, or term contained in any Loan Document relating to the creation, perfection or protection of the Liens required to be granted to secure the obligation of any Obligated Party under the Loan Documents.

                  (d) Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in subsection 12.1(c)) and such failure shall continue for a period of twenty (20) days after the earlier of (i) the date Agent or any Bank provides Borrower with notice thereof or (ii) the date Borrower or Parent should have, with the exercise of reasonable diligence, notified Agent thereof in accordance with subsection 9.1(g).

                  (e) Borrower, any Obligated Party or any other Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

                  (f) A proceeding or case shall be commenced, without the application, approval, or consent of Borrower, any Obligated Party or any other Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of Borrower, any such Obligated Party or any such other Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of Borrower, any such Obligated Party or any such other Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) or more days, or an order for relief against Borrower, any Obligated Party or any other Subsidiary shall be entered in an involuntary case under the Bankruptcy Code.


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                  (g) Borrower, any Obligated Party or any other Subsidiary
shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) against any of its assets or properties.

                  (h) A final judgment or judgments for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered by a court or courts against Borrower, any Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty
(30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                  (i) Borrower, any Obligated Party or any other Subsidiary shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds One Hundred Thousand Dollars ($100,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of One Hundred Thousand Dollars ($100,000) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                  (j) This Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Obligated Party or any other Subsidiary or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                  (k) Any of the following events shall occur or exist with respect to Parent or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or
(v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject Parent to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000).

                  (l) Ninety (90) days shall have elapsed after the Management Change Date and James W. McAtee shall not have been replaced as President and Chief Executive Officer of the Parent with a qualified individual. As used in this clause (l), the term "Management Change Date" means the date when James W. McAtee (i) ceases to hold the titles and responsibilities of President and Chief Executive Officer of the Parent or (ii) otherwise fails to be active in the management of the day to day operations of the Parent.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 56

                  (m) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the total voting power of all classes of capital stock then outstanding of Parent entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Parent except as a result of stock repurchases by Parent otherwise authorized hereunder.

         Section 12.2. Remedies. If any Event of Default shall occur and be continuing, Agent may (and if directed by Required Banks, shall) do any one or more of the following:

                  (a) Acceleration. By notice to Borrower, declare all outstanding principal of and accrued and unpaid interest on the Revolving Notes and all other amounts payable by Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and Parent.

                  (b) Termination of Revolving Commitments. Terminate the Revolving Commitments without notice to Borrower or Parent.

                  (c) Judgment. Reduce any claim to judgment.

                  (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                  (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under subsection 12.1(e) or (f), the Revolving Commitments of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Revolving Notes and all other amounts payable by Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and Parent.

         Section 12.3. Performance by Agent. If Borrower or any Obligated Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of Borrower or the applicable Obligated Party. In such event, Borrower shall, at the request of Agent, promptly pay any amount expended by Agent or the Banks in connection with such performance or attempted performance to Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of Borrower or any Obligated Party under any Loan Document.

         Section 12.4. Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to Parent or Borrower (any such notice being hereby expressly waived by Borrower and Parent), to set off and apply any and all deposits (general, time, demand, provisional, or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower or Parent against any and all of the


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Obligations, irrespective of whether or not Agent or such Bank shall have made any demand under such Loan Documents and although such Obligations may be unmatured. Each Bank agrees promptly to notify Borrower (with a copy to Agent) after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

         Section 12.5. Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until Agent shall have actually received evidence satisfactory to Agent that such Default shall have been remedied.

                                  ARTICLE XIII.

                                      Agent

         Section 13.1. Appointment, Powers and Immunities. Each Bank and the Issuing Bank hereby appoints (and continues the appointment created by the Original Credit Agreement) and authorizes Chase to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, Agent (i) may treat the payee of any Revolving Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for Parent), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

         Section 13.2. Rights of Agent as a Bank. With respect to its Revolving Commitment, the Loans made by it, the Letters of Credit issued by it as the Issuing Bank, and the Revolving Note issued to it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Agent in its


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individual capacity. Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (as disclosed pursuant to Section 13.9 or otherwise), act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with Borrower, any Obligated Party or any other Subsidiary, and any other Person who may do business with or own securities of Borrower, any Obligated Party or any other Subsidiary, all as if it were not acting as Agent and without any duty to account therefor to the Banks.

         Section 13.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless Agent has received notice from a Bank, Parent or Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). Agent shall (subject to Section 13.1) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Banks.

         Section 13.4. Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY AGENT FROM AND HOLD AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 14.1 AND 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER AND PARENT UNDER SECTIONS 14.1 AND 14.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY BORROWER OR PARENT.

         Section 13.5. Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of Borrower and decision to enter into any Loan


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 59

Document and that it will, independently and without reliance upon Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of Borrower or any Obligated Party. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by Agent hereunder or under the other Loan Documents, Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition, or business of Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of Agent or any of its Affiliates.

         Section 13.6. Several Revolving Commitments. The Revolving Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Revolving Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each non- defaulting bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank

         Section 13.7. Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Banks, the Issuing Bank, and Borrower, and Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with Borrower's consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks and the Issuing Bank, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligations, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was Agent.

         Section 13.8. Agent Fee. Parent and Borrower, jointly and severally, agree to pay to Chase the administrative fee described in the fee letter dated December 12, 2001 among Parent, Borrower, J.P. Morgan Securities Inc., and Chase.

         Section 13.9. Intercreditor Provisions. The Banks acknowledge that the Obligated Parties are indebted to Chase pursuant to the Guarantees described on
Schedule 10.1 and have granted Liens to Chase to secure obligations arising in connection therewith as reflected on Schedule 10.2 (such Liens granted pursuant to the documents described in item 2 on Schedule 10.2 herein the "Lease Liens" and the property in which the Lease Liens has been granted which is specifically described on Annex A to Schedule 10.2, herein the "Lease Collateral"). In order to induce the Banks to enter into this Agreement, Chase subordinates the Lease Liens and makes them junior, second and inferior to the security interest of Agent held for the benefit of the Banks under the Loan Documents in the Lease Collateral. The foregoing subordination shall not impair the rights Chase has as a Bank hereunder.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 60


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                                  ARTICLE XIV.

                                  Miscellaneous

         Section 14.1. Expenses. Parent and Borrower hereby, jointly and severally, agree to pay on demand: (a) all reasonable costs and expenses of Agent and the Added Bank arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents executed and delivered on the Closing Date, including, without limitation, the reasonable fees and expenses of legal counsel for Agent and the Added Bank; (b) all reasonable costs and expenses of Agent arising in connection with (i) the preparation, negotiation, execution, and delivery of any of the Loan Documents executed and delivered after the Closing Date and any and all amendments or other modifications to the Loan Documents, and (ii) the syndication of the Loans, including in all instances, without limitation, the reasonable fees and expenses of legal counsel for Agent; (c) all reasonable costs and expenses of Agent and the Banks in connection with any Default and the enforcement of any Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for Agent and each of the Banks (including the allocated costs of in house counsel); (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; (f) all other costs and expenses incurred by Agent in connection with any Loan Document, including, without limitation, all reasonable costs, expenses, and other charges incurred in connection with obtaining any audit or appraisal in respect of the Collateral; and (g) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

         Section 14.2. Indemnification. PARENT AND BORROWER, JOINTLY AND SEVERALLY, INDEMNIFY AGENT, THE ISSUING BANK, AND EACH BANK AND EACH AFFILIATE (INCLUDING WITHOUT LIMITATION, J.P. MORGAN SECURITIES, INC.) THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF PARENT OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. WITHOUT LIMITING ANY PROVISION OF


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 61




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ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH
PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section 14.3. Limitation of Liability. None of Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and Parent, Borrower and, by the execution of the Loan Documents to which it is a party each other Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, or punitive damages suffered or incurred by Parent, Borrower or any other Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

         Section 14.4. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Bank shall have the right to act exclusively in the interest of Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Parent, Borrower or any of Parent's shareholders or any other Person.

         Section 14.5. No Fiduciary Relationship. The relationship between Borrower and the Obligated Parties on the one hand and Agent and each Bank on the other is solely that of debtor and creditor, and neither Agent nor any Bank has any fiduciary or other special relationship with Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and the Obligated Parties on the one hand and Agent and each Bank on the other to be other than that of debtor and creditor.

         Section 14.6. Equitable Relief. Parent and Borrower recognize that in the event Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to Agent and the Banks. Parent and Borrower therefore agree that Agent and the Banks, if Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 14.7. No Waiver; Cumulative Remedies. No failure on the part of Agent, the Issuing Bank, or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 14.8. Successors and Assigns.

                  (a) Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither the Borrower nor the Parent may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by Borrower or Parent without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 62


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rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (d) of this Section) and, to the extent expressly contemplated hereby, the Bank Affiliate of each of Agent, the Issuing Bank, and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments. Parent, Borrower, and each of the Banks agree that any Bank (the "Assigning Bank") may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Exposure at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the Assigning Bank's Revolving Commitment and the Revolving Exposure at the time owing to it or in the case of an assignment to a Bank or a Bank Affiliate or an Approved Fund with respect to a Bank, the aggregate amount of the Revolving Commitment (which for this purpose includes the Revolving Exposure) or principal outstanding balance of the Loan of the Assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall not be less than $5,000,000, unless each of Agent and, so long as no Default exists, Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the Assigning Bank's rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned, (iii) the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500), and the Eligible Assignee, if it shall not be a Bank, shall deliver to Agent an administrative questionnaire in a form satisfactory to Agent, and (iv) in the case of an assignment to a CLO, the Assigning Bank shall retain the sole right to approve any amendment, modification, or waiver of any provision of this Agreement, provided that the Assignment and Acceptance between the Assigning Bank and such CLO may provide that the Assigning Bank will not, without the consent of such CLO, agree to any amendment, modification or waiver with respect to the following: (A) any increase of such Bank's Revolving Commitment, (B) any reduction of the principal amount of, or interest to be paid on, the Revolving Note, or any fees or other amounts payable hereunder to such Bank, (C) any postponement of any date fixed for the payment of principal of, or interest on, the Revolving Note payable to such Bank, or any fees or other amounts payable to such Bank hereunder, or (D) the release of Borrower, any Obligated Party or any Collateral. Subject to acceptance and recording thereof by Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the Assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the Assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of
Section 14.2). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with clause (d) of this Section.

                  (c) Information. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Revolving Commitments of, and principal amount of the Loans and LC Disbursements owing to each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and Borrower, Parent, Agent, the Issuing Bank, and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement,


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notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, Parent, the Issuing Bank, or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of the Eligible Assignee's completed administrative questionnaire in a form satisfactory to Agent (unless the Eligible Assignee shall already be a Bank hereunder), the processing and recordation fee referred to in clause (b) of this Section, any written consent to such assignment required by clause (b) of this Section, and an Assignment and Acceptance executed by an Assigning Bank and Eligible Assignee representing that it is an Eligible Assignee, together with any Revolving Notes subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. No assignment shall be effective for purpose of this Agreement unless it has been recorded in the Register as provided in this clause (c). Within five (5) Business Days after its receipt of such notice Borrower, at its expense, shall execute and deliver to Agent in exchange for the surrendered Revolving Notes new Revolving Notes to the order of such Eligible Assignee in an amount equal to the Revolving Commitments or Revolving Exposure assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Bank has retained Revolving Commitments or Revolving Exposure, Revolving Notes to the order of the Assigning Bank in an amount equal to the Revolving Commitments or Revolving Exposure retained by it hereunder (each such promissory note shall constitute a "Revolving Note" for purposes of the Loan Documents). Such new Revolving Notes shall be in an aggregate principal amount of the surrendered Revolving Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit A hereto.

                  (d) Participations. Any Bank may, without the consent of, or notice to, Borrower, Parent, the Issuing Bank, or Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Revolving Exposure owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Parent, the Issuing Bank, Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following: (A) any increase of such Bank's Revolving Commitment, (B) any reduction of the principal amount of, or interest to be paid on, the Revolving Note, or any fees or other amounts payable hereunder to such Bank, (C) any postponement of any date fixed for the payment of principal of, or interest on, the Revolving Note payable to such Bank, or any fees or other amounts payable to such Bank hereunder, or (D) the release of Borrower, any Obligated Party or any Collateral. Subject to clause (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 6.1 and 6.5 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Bank, provided such Participant agrees to be subject to Section 5.7 as though it were a Bank. A Participant shall not be entitled to receive any greater payment under Sections
5.9 and 6.1 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that is not organized under the laws of the United States of America or a state thereof shall not be entitled to the benefits of Section 5.9 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section
5.10 as though it were a Bank


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 64

                  (e) Pledge to Federal Reserve. Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

                  (f) Defined Terms. As used in this Section 14.8, the following terms have the following meanings:

                  "Approved Fund" means (a) a CLO and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

                  "Bank Affiliate" means, (a) with respect to any Bank, (i) an Affiliate of such Bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding, or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or Bank Affiliate.

                  "Eligible Assignee" means (a) a Bank; (b) a Bank Affiliate;
         (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by Agent, in the case of any assignment of a Loan, and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) a Default exists, Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b)(i) of this Section), Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the Assigning Bank (through Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         Section 14.9. Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of Borrower or Parent hereunder, the obligations of Borrower and Parent under Article VI and Sections 14.1 and 14.2 shall survive repayment of the Revolving Notes, the expiration or termination of the Letters of Credit, and termination of the Revolving Commitments.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 65

         Section 14.10. Entire Agreement; Amendment and Restatement; Ratification. THIS AGREEMENT, THE REVOLVING NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (PROVIDED THAT THE INDEMNITY, EXPENSE REIMBURSEMENT AND FEE PROVISIONS OF THE COMMITMENT LETTER AND FEE LETTER DATED DECEMBER 12, 2001, FROM CHASE TO PARENT AND BORROWER ARE NOT REPLACED BY THE LOAN DOCUMENTS) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Agreement amends and restates the Existing Credit Agreement in its entirety. The execution of this Agreement, the Revolving Note, and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation. At all times during the period prior to the date hereof, all of the provisions of the Existing Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect. Any reference in any Loan Document to the Existing Credit Agreement or the Original Credit Agreement is hereby amended to be a reference to this Agreement. The Parent, Borrower, Agent and the Banks ratify and confirm each of the Loan Documents entered into prior to the Closing Date (but excluding the Existing Credit Agreement) and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms, except as modified hereby as described below. PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY (BY ITS EXECUTION OF THIS AGREEMENT BELOW), REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. TO INDUCE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT, PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES AGENT AND THE BANKS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH PARENT, BORROWER OR ANY OTHER OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE CLOSING DATE AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. Without limiting the generality of the foregoing and notwithstanding anything in any Loan Document to the contrary, Parent, Borrower, the other Obligated Parties, Agent and the Banks agree and acknowledge that:

                           (i) the term "Obligations" as used in the Guaranty,
the Parent Security Agreement and the Parent Pledge Agreement means the "Obligations" as defined herein;

                           (ii) the term "Obligations" as used in the Parent
Security Agreement and the Parent Pledge Agreement also includes the obligations, indebtedness and liability of the Parent under this Agreement and the Guaranty, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 66

                           (iii) the term "Secured Obligations" as used in the
Subsidiary Security Agreement and the Subsidiary Pledge Agreement, when used with respect to Borrower only, includes without limitation, the "Obligations," as defined herein;

                           (iv) the term "Borrower" as used in the Guaranty, the
Parent Security Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreements or the Subsidiary Security Agreement means Horizon Mental Health Management, Inc. as the "Borrower" hereunder and successor by assumption to the obligations of Parent;

                           (v) any reference in the Security Documents or the
Guaranty to any Revolving Note, Term Note or Note, shall mean, the Revolving Notes executed pursuant hereto;

                           (vi) any reference in the Security Documents or the
Guaranty to "Secured Party", "Pledgee", or "Agent" is hereby amended to be a reference to JPMorgan Chase Bank (as successor in interest by merger to The Chase Manhattan Bank, who was the successor in interest by merger to Chase Bank of Texas, National Association, who was formerly known as Texas Commerce Bank National Association), as agent for itself and the other banks and lending institutions named in this Agreement; and

                           (vii) the terms "FPMI" and Florida Psychiatric
Management, Inc. as used in any of the Loan Documents means HBS FL and Horizon Behavioral Services of Florida, Inc., respectively.

         Section 14.11. Amendments. No amendment or waiver of any provision of any Loan Document to which Borrower or Parent is a party, nor any consent to any departure by Borrower or Parent therefrom, shall in any event be effective: (a) unless pursuant to an Increased Commitment Supplement executed in accordance with the terms and conditions thereof and Section 2.6(b) which only needs to be signed by Borrower, Parent, Agent and the Bank's increasing or providing new Revolving Commitments thereunder and (b), in the case of this Agreement, and any circumstance other than as described in clause (a) preceding; unless the same shall be agreed or consented to by Required Banks, Parent and Borrower and in the case of any other Loan Document, unless the same shall be agreed or consented to by Agent acting with the consent of the Required Banks and the other parties thereto. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment, waiver, or consent shall: (a) without the consent of each Bank affected thereby: (i) increase the Revolving Commitment of a Bank, (ii) reduce the principal of, or interest on, the Revolving Notes or the LC Disbursements, or any fees or other amounts payable hereunder to such Bank; (iii) postpone any date fixed for any payment of principal of, or interest on, the Revolving Note payable to such Bank, the LC Disbursements, or any fees or other amounts payable to such Bank hereunder; (b) change the percentage of the Revolving Commitments or of the aggregate unpaid principal amount of the Revolving Notes or the number of Banks which shall be required for the Banks or any of them to take any action under any Loan Document without the consent of all Banks; (c) change any provision contained in this
Section 14.11 without the consent of all Banks; or (d) release any Collateral or release Borrower or any Obligated Party from liability without the consent of all Banks. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made (a) with respect to Article XIII hereof without the prior written consent of the Agent and (b) which affects the rights or duties of the Issuing Bank without the prior written consent of the Issuing Bank.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 67

         Section 14.12. Maximum Interest Rate.

                  (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

                  (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

         Section 14.13. Notices. All notices and other communications provided for in any Loan Document to which Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for Parent, or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three
(3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to Agent pursuant to Section
5.3 shall not be effective until received by Agent. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by Agent; provided that the foregoing shall not apply to notices pursuant to Article II and Sections 5.1 through 5.3 unless otherwise agreed by Agent and the applicable Bank. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto by electronic communications in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         Section 14.14. Governing Law; Venue of Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. ANY ACTION OR PROCEEDING AGAINST PARENT OR BORROWER UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 68

COURT LOCATED IN DALLAS, TEXAS OR ANY FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. PARENT AND BORROWER EACH HEREBY IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. PARENT AND BORROWER EACH AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 14.13 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF AGENT, THE ISSUING BANK, OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT, THE ISSUING BANK, OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST PARENT, BORROWER OR WITH RESPECT TO ANY OF THEIR RESPECTIVE PROPERTY IN COURTS IN OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY PARENT OR BORROWER AGAINST AGENT OR ANY BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS, TEXAS.

         Section 14.15. Counterparts. This Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 14.16. Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 14.17. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 14.18. Non-Application of Chapter 346 of The Finance Code of Texas. The provisions of Chapter 346 of The Finance Code of Texas are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

         Section 14.19. Construction. Parent, Borrower, each other Obligated Party (by its execution of the Loan Documents to which its is a party), Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

         Section 14.20. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 14.21. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 69

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                          PARENT:

                                          HORIZON HEALTH CORPORATION


                                          By: /s/ RONALD C. DRABIK
                                              ----------------------------------
                                              Name: RONALD C. DRABIK
                                                    ----------------------------
                                              Title: CFO
                                                     ---------------------------

                                          Address for Notices:

                                          1500 Waters Ridge Drive
                                          Lewisville, Texas 75057
                                          Fax No.: (972) 420-8282
                                          Telephone No.: (972) 420-8200
                                          Attention: Chief Financial Officer


                                          BORROWER:

                                          HORIZON MENTAL HEALTH MANAGEMENT, INC.

                                          By: /s/ RONALD C. DRABIK
                                              ----------------------------------
                                              Name: RONALD C. DRABIK
                                                    ----------------------------
                                              Title: CFO
                                                     ---------------------------

                                          Address for Notices:

                                          1500 Waters Ridge Drive
                                          Lewisville, Texas 75057
                                          Fax No.: (972) 420-8282
                                          Telephone No.: (972) 420-8200
                                          Attention: Chief Financial Officer


SECOND AMENDMENT AND RESTATED CREDIT AGREEMENT - Page 70

                                      AGENT AND BANKS:

                                      JPMORGAN CHASE BANK (as successor in
                                      interest by merger to The Chase Manhattan
                                      Bank, who was successor-in-interest by
                                      merger to the Chase Bank of Texas,
                                      National Association who was formerly
                                      known as TEXAS COMMERCE BANK NATIONAL
                                      ASSOCIATION),
                                      individually as a Bank and as Agent.


                                      By: /s/ D. SCOTT HARVEY
                                          --------------------------------------
                                          D. Scott Harvey, Senior Vice President


                                      Address for Notices:

                                      MAIL ADDRESS:
                                      P.O. Box 660197
                                      Dallas, Texas 75266-0197

                                      HAND DELIVERY ADDRESS:
                                      12875 Josey Lane
                                      Farmers Branch, Texas 75234

                                      Fax No.: (972) 888-7837
                                      Telephone No.: (972) 888-7802
                                      Attention: D. Scott Harvey
                                                 Steve Lewis

                                      Lending Office for Base Rate
                                      Accounts and Eurodollar Accounts:

                                      12875 Josey Lane
                                      Farmers Branch, Texas 75234



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 71

                                     BANK OF AMERICA, NATIONAL ASSOCIATION


                                     By: /s/ DANIEL H. PENKAR
                                         ---------------------------------------
                                         Daniel H. Penkar, Senior Vice President

                                     Address for Notices:

                                     MAIL ADDRESS:
                                     Bank of America, National Association
                                     901 Main Street, 67th Floor
                                     Dallas, Texas 75202

                                     Fax No.: (214) 209-3140
                                     Telephone No.: (214) 209-1178
                                     Attention: Daniel H. Penkar

                                     Lending Office for Base Rate
                                     Accounts and Eurodollar Accounts:

                                     901 Main Street, 67th Floor
                                     Dallas, Texas 75202
                                     Attention: Nancy Santos


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 72

                            OBLIGATED PARTY CONSENT

     Each Obligated Party (i) consents and agrees to this Second Amended and Restated Credit Agreement including, without limitation, Section 14.10 of this Second Amended and Restated Credit Agreement; (ii) agrees that the Guaranty, Subsidiary Security Agreement, and the Subsidiary Pledge Agreement to which it is a party shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of such Obligated Party enforceable against it in accordance with its terms; (iii) agrees that the "Obligations" as defined herein are "Obligations" as defined in the Guaranty; and (iv) agrees that any reference to the "Borrower" in the Guaranty, Subsidiary Security Agreement or Subsidiary Pledge Agreement shall mean Horizon Mental Health Management, Inc. as the "Borrower" hereunder successor by assumption to the obligations of the Parent.

                          OBLIGATED PARTIES:

                          MENTAL HEALTH OUTCOMES, INC.
                          GERIATRIC MEDICAL CARE, INC.
                          SPECIALTY REHAB MANAGEMENT, INC.
                          HHMC PARTNERS, INC.
                          HORIZON BEHAVIORAL SERVICES, INC.
                          FLORIDA PSYCHIATRIC ASSOCIATES, INC.
                          HORIZON BEHAVIORAL SERVICES OF FLORIDA, INC.
                          FPMBH OF TEXAS, INC.
                          HMHM OF TENNESSEE, INC.
                          OCCUPATIONAL HEALTH CONSULTANTS OF AMERICA, INC. EMPLOYEE ASSISTANCE SERVICES, INC.
                          HORIZON BEHAVIORAL SERVICES IPA, INC.
                          HORIZON BEHAVIORAL SERVICES NEW JERSEY, INC.
                          HORIZON BEHAVIORAL SERVICES OF NEW YORK, INC.


                          By:  /s/ RONALD C. DRABIK
                               -------------------------------------------------
                               Name: Ronald C. Drabik
                                     -------------------------------------------
                                     Authorized Officer for each Obligated Party


SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 73

                                INDEX TO EXHIBITS


Exhibit             Description of Exhibit
-------             ----------------------
A                   Revolving Note
B                   Assignment and Acceptance
C                   Compliance Certificate
D                   Increased Commitment Supplement
E                   Loan Change Notice
F                   Letter of Credit Notice

                               INDEX TO SCHEDULES


Schedule            Description of Schedule
--------            -----------------------
1.1(a)              Revolving Commitments
1.1(b)              Assignment Details
8.14                List of Subsidiaries
8.14A               Organizational Chart
10.1                Debt
10.2                Existing Liens
10.5                Existing Investments



INDEX TO EXHIBITS AND SCHEDULES - Solo Page

                                    EXHIBIT A
                                       TO
                           HORIZON HEALTH CORPORATION
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                 Revolving Note




EXHIBIT A - Cover Page

                      SECOND AMENDED AND RESTATED REVOLVING NOTE


$_____________                    Dallas, Texas                     ______,____

                                  Dallas, Texas

         FOR VALUE RECEIVED, the undersigned, HORIZON MENTAL HEALTH MANAGEMENT, INC., a Texas corporation ("Borrower") hereby promises to pay to the order of ____________________________ ("Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ___________________________________ DOLLARS
($___________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Bank to Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loans, at such office, in like money and funds, for the period commencing on the date of such Loans until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         Borrower hereby authorizes Bank to record in its records the amount of each Loan and Type of Accounts established under each Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; provided, however, that the failure to make such notation with respect to any such Loan or payment shall not limit or otherwise affect the obligations of Borrower under the Credit Agreement or this Revolving Note.

         This Revolving Note is one of the Revolving Notes referred to in the Second Amended and Restated Credit Agreement dated as of May 23, 2002, among Borrower, Horizon Health Corporation, Bank, the other banks and lending institutions named therein and JPMorgan Chase Bank, as agent for Bank and such other banks and lending institutions ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences the Loans made by Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of the Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Except for any notices expressly required by the Loan Documents, Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Revolving Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Revolving Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Revolving Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.


SECOND AMENDED AND RESTATED REVOLVING NOTE - Page 1

         This Revolving Note is executed in amendment and restatement of (and not in extinguishment or satisfaction of the indebtedness evidenced by) that certain Amended and Restated Revolving Note dated as of November 15, 2000, executed by Borrower pursuant to the Existing Credit Agreement and payable to the order of The Chase Manhattan Bank (the "2000 Note") to the extent the indebtedness evidenced thereby has been assigned to the Bank. The 2000 Note was executed in amendment and restatement of all of those certain Term Notes dated as of December 9, 1997 executed by Parent pursuant to the Original Credit Agreement and payable to the order of the banks named therein, including The Chase Manhattan Bank, as such notes have been assigned to The Chase Manhattan Bank and assumed by Borrower (collectively, the "1997 Notes" and the 1997 Notes and the 2000 Note, herein the "Prior Notes"). This Revolving Note evidences indebtedness previously evidenced by the Prior Notes. With respect to matters relating to the period prior to the date hereof, all provisions of the Prior Notes are hereby ratified and confirmed and shall remain in full force and effect.


                                          HORIZON MENTAL HEALTH MANAGEMENT, INC.



                                          By:
                                               ---------------------------------
                                               Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------



SECOND AMENDED AND RESTATED REVOLVING NOTE - Page 2

                                    EXHIBIT B
                                       TO
                           HORIZON HEALTH CORPORATION
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            Assignment and Acceptance




EXHIBIT B - Cover Page

                                    ASSIGNMENT AND ACCEPTANCE

                           Dated _____________, ______

         Reference is made to the Second Amended and Restated Credit Agreement dated May 23, 2002, among HORIZON HEALTH CORPORATION, a Delaware corporation ("Parent" ), HORIZON MENTAL HEALTH MANAGEMENT, INC., a Texas Corporation (the "Borrower"), the banks and the lending institutions named therein (the "Banks ") and JPMORGAN CHASE BANK, as agent for the Banks ("Agent") (such Credit Agreement, as it may be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement" and capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement). This Assignment and Acceptance is being executed pursuant to Section 14.8 of the Credit Agreement.

         _________________________________ (the "Assignor ") and
______________________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse, representation or warranty except as specifically set forth herein, and the Assignee hereby purchases and assumes from the Assignor as of the Effective Date (as defined below), a ___________% interest in and to all the Assignor's rights and obligations under the Revolving Commitments of the Assignor on the Effective Date and such percentage interest in the Loans owing to the Assignor outstanding on the Effective Date, and the LC Exposure of the Assignor on the Effective Date together with such percentage interest in all unpaid interest and fees accrued from the Effective Date relating thereto). After giving effect to this the foregoing assignment, Assignee's Revolving Commitments shall equal $_________________.

         2. The Assignor (i) represents that as of the date hereof, its Revolving Commitment is $_____________, the outstanding principal balance of its Loans is $_____________, the LC Exposure of the Assignor is $____________ (all as unreduced by any assignments which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Obligated Party or the performance or observance by Borrower or any Obligated Party of any of their obligations under the Credit Agreement or any Loan Document; and (iv) attaches the Revolving Notes held by Assignor and requests that Agent exchange such Revolving Notes for new Revolving Notes payable to the order of (A) Assignee in amounts equal to the Revolving Commitments assumed by the Assignee pursuant hereto or the outstanding principal amount of the Loans assigned to Assignee pursuant hereto, as applicable, and (B) the Assignor in amounts equal to the Revolving Commitments or Loans (as applicable) retained by the Assignor under the Credit Agreement, as specified above.

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered


ASSIGNMENT AND ACCEPTANCE - Page 1
                  pursuant to Section 9.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon Agent, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) confirms that it is eligible to be an Assignee; (v) appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank; [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty].(1)

         4. The effective date for this Assignment and Acceptance shall be _______________, ____ (the "Effective Date").(2) Following the execution of this Assignment and Acceptance, it will be delivered to Agent and Borrower for acceptance and recording by Agent.

         5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Bank thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such acceptance and recording, from and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Note(s) for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America.

         8. This Assignment and Acceptance may be executed in any number of counterparts and on telecopy counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement


----------

         (1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

         (2) Such date shall be at least five (5) Business Days after the execution of this Assignment and Acceptance and delivery thereof to Agent.


ASSIGNMENT AND ACCEPTANCE - Page 2

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        Address for Notices:




                                        Telecopy No.:
                                                      --------------------------
                                        Telephone No.
                                                      --------------------------

                                        Lending Office for Base Rate Accounts




                                        Lending Office for Eurodollar Accounts


ACCEPTED BY:

JPMORGAN CHASE BANK,
as Agent


By:
    -----------------------------------
    Name:
          -----------------------------
    Title:
           ----------------------------

HORIZON MENTAL HEALTH MANAGEMENT, INC.,
as Borrower


By:
    -----------------------------------
    Name:
          -----------------------------
    Title:
           ----------------------------



ASSIGNMENT AND ACCEPTANCE - Page 3

                                    EXHIBIT C
                                       TO
                           HORIZON HEALTH CORPORATION
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                             Compliance Certificate




EXHIBIT C - Cover Page

                             COMPLIANCE CERTIFICATE
                                     for the
                   Fiscal Quarter ending __________ __ , _____

To:          JPMorgan Chase Bank
             P.O. Box 660197
             Dallas, Texas 75266-0197
             Fax No.: (972) 888-7837
             Telephone No.: (972) 888-7802
             Attention: D. Scott Harvey
                        Steve Lewis

Ladies and Gentlemen:

             This Compliance Certificate (the "Certificate") is being delivered pursuant to Section 9.1(c) of that certain Second Amended and Restated Credit Agreement (as amended, the "Agreement") dated as of May 23, 2002, among the Horizon Health Corporation ("Parent"), Horizon Mental Health Management, Inc. ("Borrower"), the banks and lending institutions named therein (the "Banks ") and JPMorgan Chase Bank, as agent for the Banks ("Agent"). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

             The undersigned, as an authorized financial officer of Parent, and not individually, does hereby certify to the Agents and the Banks that:

1.           DEFAULT.

             No Default has occurred and is continuing or if a Default has occurred and is continuing, I have described on the attached
             Exhibit A the nature thereof and the steps taken or proposed to remedy such Default.

2.           SECTION 9.1 - FINANCIAL STATEMENTS AND RECORDS

             (a) Annual audited financial statements of Parent and              Yes     No  N/A
                 the Subsidiaries on or before ninety (90) days
                 after the end of each Fiscal Year.

             (b) Quarterly unaudited financial statements of Parent             Yes     No  N/A
                 and the Subsidiaries within forty-five (45) days
                 after the end of each Fiscal Quarter

             (c) Financial Projections of Parent and Subsidiaries               Yes     No  N/A
                 within forty-five (45) days after the beginning of
                 each Fiscal Year.

3.           SECTION 9.10(d) - INSIGNIFICANT SUBSIDIARIES

                 EBITDA for the Insignificant Subsidiaries for the
                 most recently completed four Fiscal Quarter period
                 not to exceed:                                       $500,000

                 Actual EBITDA for the Insignificant Subsidiaries
                 for the most recently completed four Fiscal Quarter
                 period:                                              $_______  Yes     No


Compliance Certificate - Page 1

4.           SECTION 10.1 - DEBT

             (a)   Purchase money not to exceed:                                        $  500,000
                   Actual Outstanding:                                                  $_________        Yes        No

             (b)   Guarantees of surety, appeal bonds, etc. not to exceed:              $1,000,000
                   Actual Outstanding:                                                  $_________        Yes        No

             (c)   Aggregate Debt of newly acquired merged Subsidiaries not to exceed:  $1,000,000
                   Actual Outstanding:                                                  $_________        Yes        No

             (d)   Other Debt not to exceed:                                            $  250,000
                   Actual Outstanding:                                                  $_________        Yes        No

5.           SECTION 10.4 - RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS

             The total aggregate amount of redemption or repurchases
             exercised by employees and directors in connection with
             the exercise by such Person of stock options granted to
             such Person under Parent's benefit programs in any Fiscal
             Year shall not exceed:                                                     $1,000,000
             Actual Expended:                                                           $_________         Yes        No

6.           SECTION 10.5 - INVESTMENTS

             (a)   Aggregate amount of loans to physicians employed
                   by a Subsidiary not to exceed (calculated net of
                   bad debt reserve):                                                   $  500,000

                   Actual Outstanding:                                                  $_________         Yes        No

             (b)   Aggregate amount of investment in or contributions
                   to wholly owned Subsidiaries not to exceed:                          $  500,000

                   Actual Outstanding:                                                  $_________         Yes        No

             (c)   Gross aggregate amount of loans, advances, and
                   investments in or contributions to Valley
                   Rehabilitation Hospital, LLP not to exceed:                          $1,500,000

                   Actual Aggregate Amount:                                             $_________         Yes        No

7.           SECTION 10.8 - ASSET DISPOSITIONS

             (a)   Aggregate book value of assets disposed during any
                   12-month period not to exceed:                                       $ 500,000

             (b)   Total book value of asset dispositions for
                   12-month period most recently ending:                                $________          Yes        No

8.           SECTION 10.11 - PREPAYMENT OF DEBT

             (a)   Aggregate amount of Debt, other than the
                   Obligations, prepaid or optionally redeemed during
                   period from the Closing Date to the Termination
                   Date not to exceed:                                                  $ 300,000


Compliance Certificate - Page 2

             (b)    Total amount of Debt, other than the Obligations,
                    prepaid or optionally redeemed:                         $___________   Yes        No

9.           SECTION 11.1 - CONSOLIDATED NET WORTH

             (a)    Base Consolidated Net Worth                             $___________

             (b)    The lesser of (i) $500,000 or (ii) aggregate amount     $___________
                    of non-cash losses attributable to impairment of
                    goodwill and incurred and reported on Parent's
                    8/31/02 financial statement for such fiscal year
                    which have resulted from Parent's compliance with
                    statement number 142 of FASB

             (c)    Cumulative positive Net Income since 2/28/02            $___________
                    Fiscal Quarter end

             (d)    50% of 9(c)                                             $___________

             (e)    Aggregate amount of net cash proceeds or other          $___________
                    Capital Contribution to Parent since 2/28/02

             (f)    Required Consolidated Net Worth:                        $___________
                    9(a) minus 9(b) plus 9(d) plus 9(e)

             (g)    Actual Consolidated Net Worth                           $___________   Yes       No

10.          SECTION 11.2 - INDEBTEDNESS TO CAPITALIZATION

             (a)    Debt for borrowed money                                 $___________

             (b)    Debt evidenced by bonds, notes, etc.                    $___________

             (c)    Capital Lease Obligations                               $___________

             (d)    Reimbursement obligations for letters of credit         $___________

             (e)    North Central Development Company debt                  $___________

             (f)    Sum of 10(a) through 10(e)                              $___________

             (g)    Actual Consolidated Net Worth                           $___________
                    (from Section 11.1)

             (h)    10(f) plus 10(g)                                        $___________

             (j)    10(f) : 10(h) =                                          ______:1.00

             (k)    Maximum Indebtedness to Capitalization                     0.50:1.00   Yes       No

11.          SECTION 11.3 - FIXED CHARGE COVERAGE

             (a)    Parent and the Subsidiaries' Consolidated Net
                    Income for last four Fiscal Quarters (from              $___________

             (b)    Plus provisions for tax                                 $___________

             (c)    less benefit from tax                                   $___________

             (d)    Plus interest expense                                   $___________

             (e)    Plus amortization and depreciation                      $___________

             (f)    Parent and the Subsidiaries' EBITDA:                    $___________
                    (11(a) plus 11(b) minus 11(c) plus 11(d) plus
                    11(e))

             (g)    provisions for taxes                                    $___________


Compliance Certificate - Page 3

    (h)  plus benefit from taxes                                        $___________

    (i)  minus cash dividends and other distributions made              $___________
         on account of the Parent's capital stock

    (j)  aggregate amount of non-cash losses which have                 $___________
         not already been excluded in determining
         Consolidated Net Income and which are
         attributable to impairment of Parent's goodwill
         incurred and reported by Parent on its financial
         statements which have resulted from Parent's
         compliance with statement number 142 of FASB

         (k)    Cash Flow                                               $___________
                (11(f) plus 11(h) minus 11(g) minus 11(i)
                plus 11(j))

         (l)    Fixed Charges

                (i)     Cash interest expense for last four Fiscal
                        Quarters                                        $___________

                (ii)    as of each date of determination (A) prior
                        to the Revolving Termination Date, one-fifth
                        of the outstanding balance of Loans and (B)
                        on and after the Revolving Termination Date,
                        current maturities of long term debt reflected
                        on Parent's consolidated balance sheet,
                        excluding 2/3 of the final principal
                        installment due on the Termination Date         $___________

                (iii)   Aggregate amount of Capital Expenditures for
                        last four Fiscal Quarters                       $___________

                (iv)    Payments made pursuant to Capital Lease
                        Obligations for last four Fiscal Quarters       $___________

                (v)     Sum of 11(l)(i) through (iv)                    $___________
         (m)    Actual Fixed Charge Coverage (11(k) : 11(l)(v))=         ______:1.00

         (n)    Minimum Fixed Charge Coverage                              1.20:1.00   Yes     No


 12.     SECTION 11.4 - INDEBTEDNESS TO ADJUSTED EBITDA

         (a)    Indebtedness (from 10(f))                               $___________

         (b)    Actual EBITDA (from 11(f))                              $___________

         (c)    Goodwill Impairment (from 11(i))                        $___________

         (d)    Prior Period/Prior Target EBITDA without                $___________
                adjustment for expenses or charges which will
                be eliminated after acquisition

         (e)    Adjusted EBITDA (12(b) plus 12(c) plus 12(d))           $___________

         (f)    12(a) : 12(e)                                            ______:1.00

         (g)    Maximum Indebtedness to Adjusted EBITDA
                allowed by Credit Agreement                                2.25:1.00   Yes         No

 13.     SECTION 11.5 - CURRENT RATIO

         (a)    Consolidated current assets from balance sheet of
                Parent                                                  $___________

         (b)    Consolidated current liabilities from balance sheet
                of Parent                                               $___________

Compliance Certificate - Page 4

     (c)     Outstanding Principal balance of the Loans to the
             extent included in 13(b)                                   $___________

     (d)     Total Current Liabilities (13(b) minus 13(c))              $___________

     (e)     Actual Ratio of Current Assets to Current Liabilities
             (13(a):13(d))                                                _____:1.00

     (f)     Minimum Ratio of Current Assets to Current Liabilities        1.00:1.00    Yes     No

14.  SECTION 11.6 - Managed Care Contracts

     (a)     Gross revenue during the immediately preceding 12          $___________
             month period from contracts providing exclusively
             for managed care

     (b)     Gross revenue during the immediately preceding 12          $___________
             month period from the managed care portions of
             contracts providing for EAS and managed care

     (c)    Total Managed Care Gross Revenue (14(a)  plus               $___________
            (14(b))

     (d)    Total Gross Revenue during such 12 month period             $___________

     (e)    35% of 14(d)                                                $___________

     (f)    Maximum Permitted Gross Revenue from Managed               14(c) > 14(e)    Yes     No
            Care Contracts

15.  ATTACHED SCHEDULES

     Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

16.  FINANCIAL STATEMENTS

     The unaudited financial statements attached hereto were prepared in accordance with GAAP (excluding footnotes) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

17.  CONFLICT

     In the event of any conflict between the definitions or covenants contained in the Credit Agreement and as they may be interpreted or abbreviated in the Compliance Certificate, the Credit Agreement shall control.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this _______ day of ____________, _______.



                                                HORIZON HEALTH CORPORATION


                                                By:
                                                    ----------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                           ---------------------


 Compliance Certificate - Page 5

                                   Schedule 1
                                       to
                             Compliance Certificate

                         Parent Consolidated Net Income
                 for period ______________ to _________________

     1.   GAAP for Parent (the "Subject Person") excluding the following
          consolidated net income                                                   $
                                                                                     -----------
          (a)  extraordinary gains or losses or nonrecurring revenue or expenses
                                                                                     -----------
          (b)  gains on sale of securities
                                                                                     -----------
          (c)  losses on sale of securities
                                                                                     -----------
          (d)  any gains or losses in respect of the write-up of any asset at greater than original cost or write-down at less than original cost;
                                                                                     -----------
          (e)  any gains or losses realized upon the sale or other disposition of property, plant, equipment or intangible assets which is not sold or otherwise disposed of in the ordinary course of business;
                                                                                     -----------
          (f)  any gains or losses from the disposal of a discontinued business;
                                                                                     -----------
          (g)  any net gains or losses arising from the extinguishment of any debt;
                                                                                     -----------
          (h)  any restoration to income of any contingency reserve for long term asset or long term liabilities, except to the extent that provision for such reserve was made out of income accrued during such period;
                                                                                     -----------
          (i)  the cumulative effect of any change in an accounting principle on income of prior periods;
                                                                                     -----------
          (j)  any deferred credit representing the excess of equity in any acquired company or assets at the date of acquisition over the cost of the investment in such company or asset;
                                                                                     -----------
          (k)  the income from any sale of assets in which the book value of such assets prior to their sale had been the book value
               inherited;
                                                                                     -----------
          (l)  the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership
               interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and
               (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;
                                                                                     -----------


Schedule 1 to Compliance Certificate - Page 1 of 2

          (m)  the income of any subsidiaries to the extent the payment of such income in the form of a distribution or repayment of any Debt to the Subject Person or a Subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;
                                                                                     -----------
          (n)  any reduction in or addition to income tax expense resulting from an increase or decrease in a deferred income tax asset due to the anticipation of future income tax benefits;
                                                                                     -----------
          (o)  any reduction in or addition to income tax expense due to the change in a statutory tax rate resulting in an increase or decrease in a deferred income tax asset or in a deferred income tax liability;
                                                                                     -----------
          (p)  any gains or losses attributable to returned surplus assets of any pension-benefit plan or any pension credit attributable to the excess of (i) the return on pension-plan assets over (ii) the pension obligation's service cost and interest cost;
                                                                                     -----------
          (q)  the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such
               acquisition; and
                                                                                     -----------
          (r)  the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the
               Subject Person or a subsidiary.
                                                                                     -----------
TOTAL:                                                                               $
                                                                                     ===========


Schedule 1 to Compliance Certificate - Page 2 of 2

                                    EXHIBIT D
                                       TO
                           HORIZON HEALTH CORPORATION
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                         Increased Commitment Supplement





Exhibit D, Cover Page

                         INCREASED COMMITMENT SUPPLEMENT

         This INCREASED COMMITMENT SUPPLEMENT (this "Supplement") is dated as of ____________, 200_ and entered into by and among HORIZON HEALTH CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware ("Parent"), HORIZON MENTAL HEALTH MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Texas ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks") and JP MORGAN CHASE BANK (as successor in interest by merger to The Chase Manhattan Bank, who was the successor in interest by merger to the Chase Bank of Texas, National Association, who was formerly known as Texas Commerce Bank National Association), individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent") and is made with reference to that certain Second Amended and Restated Credit Agreement dated as of May 23, 2002, (as amended, the "Credit Agreement"), by and among the Parent, the Borrower, the Banks and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, pursuant to Section 2.6(b) of the Credit Agreement, the Borrower and the Banks are entering into this Increased Commitment Supplement to provide for the increase of the aggregate Revolving Commitments;

         WHEREAS, each Bank [party hereto and already a party to the Credit Agreement] wishes to increase its Revolving Commitments [, and each Bank, to the extent not already a Bank party to the Credit Agreement (herein a "New Bank"), wishes to become a Bank party to the Credit Agreement];(3)

         WHEREAS, the Banks are willing to agree to supplement the Credit Agreement in the manner provided herein.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         Section 1. Increase in Commitments. Subject to the terms and conditions hereof, each Bank severally agrees that its Revolving Commitment shall be increased to [or in the case of a New Bank, shall be] the amount set forth opposite its name on the signature pages hereof.

         Section 2. [New Banks. Each New Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered under Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it has met the requirements to be an assignee under Section 14.8(c) of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees

---------
(3) Bracketed alternatives should be included if there are New Banks.


INCREASED COMMITMENT SUPPLEMENT - Page 1 that it is a "Bank" under the Credit Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) attaches executed counterparts of any U.S. Internal Revenue Service or other forms required under Section 5.10.]

         Section 3. New Notes. Borrower agrees to execute and deliver to each Bank a new Revolving Note in the amount of such Bank's Revolving Commitment after giving effect to this Supplement, each such Revolving Note payable to a Bank already party to the Credit Agreement to be delivered in modification of, but not in extinguishment of the indebtedness evidenced by, the Revolving Note previously payable to such Bank (each herein a "Prior Note"). Each of the parties hereto hereby acknowledges and agrees that each such new Revolving Note is a Revolving Note for all purposes under the Credit Agreement and the other Loan Documents and that the loans evidenced by such Revolving Notes shall constitute Loans for all purposes under the Credit Agreement and the other Loan Documents. Each Bank agrees to return to Borrower the Prior Note payable to such Bank (if any) upon its receipt of a new Revolving Note under the terms of this
Section 3.

         Section 4. Conditions to Effectiveness. Section 1 and 2 of this Supplement shall become effective only upon the satisfaction of the condition precedent that the Agent shall have received on or before the effective date hereof (the "Effective Date") all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

                  (a) Resolutions. Resolutions of the Board of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Borrower of this Supplement and the Revolving Notes executed pursuant hereto or a certification that the resolutions have not changed since the certified copies were delivered at closing;

                  (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the name of each officer of Borrower who is authorized to sign this Supplement and the Revolving Notes executed pursuant hereto (including the certificates contemplated herein) together with specimen signatures of each such officer;

                  (c) Certificate of Incorporation. The certificate of incorporation of Borrower certified by the Secretary of State of the state of incorporation of Borrower and dated a current date or a certification that the certificate of incorporation has not changed since the certified copies were delivered at closing;

                  (d) Bylaws. The bylaws of Borrower certified by the Secretary or an Assistant Secretary of Borrower or a certification that the bylaws have not changed since the certified copies were delivered at closing;

                  (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower as to the existence and good standing of Borrower, each dated a current date;

                  (f) Revolving Notes. The Revolving Notes required to be executed by Borrower pursuant hereto; and

                  (g) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorney's fees) referred to in Section 14.1 of the Credit Agreement, to the extent incurred, shall have been paid in full by the Borrower.


INCREASED COMMITMENT SUPPLEMENT - Page 2

         Section 5. Representations and Warranties. In order to induce the Banks to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, Borrower and Parent each represent and warrant to Agent and each Bank that (a) this Supplement and the Revolving Notes executed pursuant hereto are Loan Documents as defined in the Credit Agreement; (b) the representations and warranties of Borrower and Parent contained in Article VIII of the Credit Agreement are true and correct; provided, however, that the reference in Section 8.2 of the Credit Agreement, to financial statements will be deemed for purposes of this Supplement to refer to the most recent year end and interim financial statements delivered to Agent pursuant to Section 9.1 of the Credit Agreement; (c) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default; and (d) AS OF THE DATE OF ITS EXECUTION OF THIS SUPPLEMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH, IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS SUPPLEMENT. PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY (BY ITS EXECUTION OF THIS AGREEMENT BELOW), REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. TO INDUCE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT, PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES AGENT AND THE BANKS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH PARENT, BORROWER OR ANY OTHER OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE CLOSING DATE AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 6. Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Parent, the Agent, and the Banks party hereto agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 7. Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in Section 14.1 of the Credit Agreement incurred by the Agent and its counsel with respect to this Supplement and the documents and transactions contemplated hereby shall be for the account of Borrower.

         Section 8. Applicable Law. This Agreement and the Revolving Notes executed pursuant hereto shall be governed by, and construed in accordance with, the laws of the State of Texas.


INCREASED COMMITMENT SUPPLEMENT - Page 3

         Section 9. Counterparts, Effectiveness. This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Supplement (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Borrower, Parent, the Banks and receipt by Borrower and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         Section 10. ENTIRE AGREEMENT. THIS SUPPLEMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS SUPPLEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS SUPPLEMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 11. Survival. All representations and warranties made in this Supplement or any other Loan Document including any Loan Document furnished in connection with this Supplement shall survive the execution and delivery of this supplement and the other Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    HORIZON HEALTH CORPORATION
                                    HORIZON MENTAL HEALTH MANAGEMENT, INC.



                                    By:
                                        ---------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                    JP MORGAN CHASE BANK (as successor in
                                    interest by merger to The Chase Manhattan
                                    Bank, who was successor in interest by
                                    merger to the Chase Bank of Texas, National
                                    Association who was formerly know as Texas
                                    Commerce Bank National Association),
                                    individually as a Bank and as Agent


                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------


INCREASED COMMITMENT SUPPLEMENT - Page 4

New Total Revolving Commitment:     [BANK],
$
 --------------------
                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------

New Total Revolving Commitment:     [NEW BANK],
$
 --------------------
                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------


INCREASED COMMITMENT SUPPLEMENT - Page 5

                                    EXHIBIT E
                                       TO
                           HORIZON HEALTH CORPORATION
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               Loan Change Notice





EXHIBIT E - Cover Page

                               LOAN CHANGE NOTICE


JPMorgan Chase Bank, as Agent
12875 Josey Lane
Farmers Branch, TX  75234
Attention: Steve Lewis
Telecopy:  (972) 888-7837

and

JPMorgan Chase Bank
One Chase Manhattan Plaza, 8th Floor
New York, New York  10081
Attention: Shoshana Tyson
Telecopy:  (212) 552-2261

Ladies and Gentlemen:

         This Loan Change Notice (the "Notice") is being delivered pursuant to
Section 5.3 of that certain Second Amended and Restated Credit Agreement (as amended, the "Agreement") dated as of May 23, 2002, among the Horizon Health Corporation ("Parent"), Horizon Mental Health Management, Inc. ("Borrower"), the banks and lending institutions named therein (the "Banks "), and JPMorgan Chase Bank, as agent for the Banks ("Agent"). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

         The undersigned, as an authorized officer of Borrower, and not individually, does hereby give to the Agent and the Banks notice that it requests [check and complete whichever is applicable]:

         [___] The Revolving Commitments be terminated;

         [___] A reduction of the Revolving Commitments in the aggregate amount of $___________(4) be made;





---------
(4) Not less than $3,000,000.


Loan Change Notice - Page 1

         [______] The Banks make an advance under the Revolving Commitments on _______ (which is a Business Day) in an aggregate amount equal to _______ and upon the terms set forth below:

             Account         Amount(5)
             -------         ---------
             Base Rate      $
                             ---------
                                                     Interest Period(6)
                                                     ------------------

             Eurodollar     $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------

         [______] A [Continuation] [Conversion] [prepayment] under the Agreement on _______ (which is a Business Day) and upon the terms set forth below:

             Account         Amount(7)
             -------         ---------
             Base Rate      $
                             ---------

                                                     Interest Period(8)
                                                     ------------------

             Eurodollar     $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------
                            $                                  Months
                             ---------               ---------

         Borrower certifies that on the date hereof (a) all of the representations and warranties contained in Article VIII of the Agreement and in the other Loan Documents are true and correct on and as of the date of such reduction, termination, borrowing, Conversion, Continuation, or prepayment, as applicable, with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date and (b) no default shall have occurred and be continuing, or result from such reduction, termination, borrowing, Conversion, Continuation, or prepayment, as applicable.

---------
         (5) Not less than $500,000 (and in integral multiples of $100,000) if a Base Rate Account, or not less than $1,000,000 (and in integral multiples of $100,000) if a Eurodollar Account, and not greater than the Revolving Commitments then available.

         (6) Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.

         (7) Not less than $500,000 (and in integral multiples of $100,000) if a Base Rate Account or prepayment, or not less than $1,000,000 (and in integral multiples of $100,000) if a Eurodollar Account, and not greater than the Revolving Commitments then available .

         (8) Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date. Loans subject to a Eurodollar Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless the requirements of Section 5.4 of the Agreement are satisfied.


Loan Change Notice - Page 2

         IN WITNESS WHEREOF, the undersigned has executed this Notice effective this __________ day of ___________, _____.


                                          HORIZON MENTAL HEALTH MANAGEMENT, INC.



                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------



Loan Change Notice - Page 3

                                    EXHIBIT F
                                       TO
                           HORIZON HEALTH CORPORATION
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                             Letter of Credit Notice


EXHIBIT F - Cover Page

                             LETTER OF CREDIT NOTICE


JPMorgan Chase Bank, as Agent
12875 Josey Lane
Farmers Branch, TX  75234
Attention: Steve Lewis
Telecopy:  (972) 888-7837

and

JPMorgan Chase Bank
One Chase Manhattan Plaza, 8th Floor
New York, New York  10081
Attention: Shoshana Tyson
Telecopy:  (212) 552-2261

Ladies and Gentlemen:

         This Letter of Credit Notice (the "Notice") is being delivered pursuant to Section 2.7(b) of that certain Second Amended and Restated Credit Agreement (as amended, the "Agreement") dated as of May 23, 2002, among the Horizon Health Corporation ("Parent"), Horizon Mental Health Management, Inc. ("Borrower"), the banks and lending institutions named therein (the "Banks "), and JPMorgan Chase Bank, as agent for the Banks ("Agent"). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

         The undersigned, as an authorized officer of Borrower, and not individually, does hereby give to the Agent and the Banks notice that it requests [check and complete whichever is applicable]:

         [___] That Letter of Credit number ___________ in the face amount of $_____________ issued in favor of _________________ to expire on ____________ be
[amended] [renewed] [extended] on ______________ (which shall be a Business Day) upon the terms set forth below:

         Beneficiary (name and                              Expiration
               address)            LC #     Face Amount       Date(9)
         ---------------------     ----     -----------     -----------


         [___] The Issuing Bank Issue a Letter of Credit on _____________ (which is a Business Day) upon the terms set forth below:

         Beneficiary (name and     LC #      Face Amount     Expiration
               address)                                        Date10
         ---------------------     ----     -----------     -----------

-------------

(9) Which shall expire on the date approved by the Issuing Bank or at or prior to the close of business on the earlier of (a) the date one year after the renewal or extension of such Letter of Credit and (b) the date that is five Business Days prior to the Revolving Termination Date

(10) Which shall expire on the date approved by the Issuing Bank or at or prior to the close of business on the earlier of (a) the date one year after the issuance of such Letter of Credit and (b) the date that is five Business Days prior to the Revolving Termination Date


Letter of Credit Notice - Page 1

         Borrower certifies that on the date hereof (a) all of the representations and warranties contained in Article VIII of the Agreement and in the other Loan Documents are true and correct on and as of the date of such issuance, amendment, renewal, or extension, as applicable, with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date and (b) no default shall have occurred and be continuing, or result from such issuance, amendment, renewal, or extension, as applicable.

         IN WITNESS WHEREOF, the undersigned has executed this Notice effective this __________ day of ___________, _____.

                                         HORIZON MENTAL HEALTH MANAGEMENT, INC.



                                         By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


Letter of Credit Notice - Page 2

                                 SCHEDULE 1.1(a)
                                       TO
                           HORIZON HEALTH CORPORATION
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                              Revolving Commitments


                 BANK                              AMOUNT
                 ----                              ------
1.  Chase                                        $15,000,000

2.  Bank of America, National Association        $15,000,000
                                                 -----------
                 Total                           $30,000,000
                                                 ===========


Schedule 1.1(a) - Revolving Commitments - Solo Page

                                 SCHEDULE 1.1(b)
                                       TO
                           HORIZON HEALTH CORPORATION
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               Assignment Details


                                             Revolving
                                            Commitments
                                           under Existing
Bank                                      Credit Agreement     Pro-Rata Interest    Purchase Price
                                          ----------------     -----------------    --------------
Bank of America, National Association        $7,500,000               50%                  $0.0


                          Outstanding Letters of Credit

Issuer                  Beneficiary        LC #       Face Amount     Expiration
------                  -----------        ----       -----------     ----------
JPMorgan Chase Bank     Humana, Inc.     D-223776     $1,000,000        3/31/03


Schedule 1.1(b) - Assignment Details - Solo Page

                                  SCHEDULE 8.14
                                       TO
                           HORIZON HEALTH CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                              List of Subsidiaries

                           I. FIRST TIER SUBSIDIARIES

                                        %                                                           Equity     Equity Issued
       Subsidiary          Parent   Ownership        Type       Jurisdiction         Type         Authorized   and Outstanding
       ----------          ------   ---------        ----       ------------         ----         ----------   ---------------
1.  Mental Health                                                               Common stock
    Outcomes, Inc.         Parent      100%       Corporation      Delaware     $.01 par value      10,000          1,000
2.  Specialty Rehab                                                             Common stock
    Management, Inc.       Parent      100%       Corporation      Delaware     $.01 par value      10,000          9,494
3.  Geriatric Medical                                                           Common stock
    Care, Inc.             Parent      100%*      Corporation      Tennessee    $.01 par value      15,000         11,504
4.  Horizon Mental
    Health Management,                                                          Common stock
    Inc. ("Borrower")      Parent      100%       Corporation      Texas        $.01 par value       1,000          1,000
5.  Horizon Behavioral
    Services, Inc.                                                              Common stock
    ("HBS")                Parent      100%       Corporation      Delaware     $.01 par value       1,000          1,000

                                         SECOND TIER SUBSIDIARIES
6.  HHMC Partners, Inc.                                                         Common stock
    ("HHMC")               Borrower    100%       Corporation      Delaware     $.10 par value      10,000          1,000

---------
*   Warrant to Purchase 10% of ownership held by Ramsey Healthcare




Schedule 8.14 - List of Subsidiaries

                                        %                                                           Equity     Equity Issued
       Subsidiary          Parent   Ownership        Type       Jurisdiction         Type         Authorized   and Outstanding
       ----------          ------   ---------        ----       ------------         ----         ----------   ---------------
7.  HMHM of                                                                      Common stock
    Tennessee, Inc.        Borrower    100%       Corporation      Tennessee     $.01 par value     10,000          1,000

8.  Florida Psychiatric    HBS         100%       Corporation      Florida       Common stock       400,000:
    Management, Inc.                                                             $.10 par value     200,00
                                                                                                    Class A
                                                                                                    Voting
                                                                                                    200,00
                                                                                                    Class B
                                                                                                   Non-voting      64,956 Class A
9.  FPMBH of Texas,                                                              Common stock
    Inc. ("Texas")         HBS         100%       Corporation      Delaware      $.01 par value      1,000          1,000
10. Florida Psychiatric                                                          Common stock
    Associates, Inc.       HBS         100%       Corporation      Florida       $1.00 par value     7,500          300
11. Horizon Behavioral
    Services of
    California, Inc.       HBS         100%       Corporation      California         N/A           10,000         1,000
12. Occupational Health
    Consultants of
    America, Inc.
    ("OHCA")               HBS         100%       Corporation      Tennessee     Common stock       1,000          1,000
13. Horizon Behavioral                                                           Common stock
    Services IPA, Inc.     HBS         100%       Corporation      New York      $.01 par value       200            100
14. Horizon Behavioral
    Services of New                                                              Common stock
    Jersey, Inc.           HBS         100%       Corporation      New Jersey    $.01 par value    10,000         1,000
15. Horizon Behavioral
    Services of New                                                              Common stock
    York, Inc.             HBS         100%       Corporation      New York      $.01 par value       200            100


Schedule 8.14 - List of Subsidiaries

                                        %                                                           Equity     Equity Issued
       Subsidiary          Parent   Ownership        Type       Jurisdiction         Type         Authorized   and Outstanding
       ----------          ------   ---------        ----       ------------         ----         ----------   ---------------

                                                 II. THIRD TIER SUBSIDIARIES

16. FPM Behavioral                                Non-Profit                     Membership
    Health Services, Inc.   Texas      100%       Corporation      Delaware      Interest              None           None
                                                  General                        General partner
17. AHG Partnership         HHMC        60%       Partnership      Texas         interest              N/A            N/A
18. Employee Assistance                                                          Common
    Services, Inc.          OHCA       100%       Corporation      Kentucky      No par value          2,000          100
                                                                                 Common
19. Resources EAP, Inc.     OHCA       100%       Corporation      Florida       $10 par value         20,000         10

The organizational structure of Parent and the Subsidiaries can be graphically depicted as reflected on Schedule 8.14A.



Schedule 8.14 - List of Subsidiaries

Schedule 1.1(b) - Assignment Details - Solo Page

                                 SCHEDULE 8.14A
                                       TO
                           HORIZON HEALTH CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                              Organizational Chart
                               As of March 1, 2001


                                    [CHART]


Schedule 8.14A - Organizational Chart - Solo Page

                                  SCHEDULE 10.1
                                       TO
                           HORIZON HEALTH CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      Debt

Unconditional Guaranty Agreement executed by the Guarantors dated December 9, 1997 guaranteeing the obligations of North Central Development Company to Chase arising under that certain Term Note B dated December 20, 1995 executed by North Central Development Company and payable to the order of Chase in the original principal amount of $863,000 and certain other indebtedness relating thereto.


Schedule 10.1 - Debt - Solo Page

                                  SCHEDULE 10.2
                                       TO
                           HORIZON HEALTH CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                 Existing Liens

Company                                 Secured Party     Collateral                      UCC-1 No.   UCC-1 Date
-------                                 -------------     ----------                      ---------   ----------
                                                          Accounts, contract rights,
                                                          general intangibles of each
Parent and all Subsidiaries granted                       company as move fully
pursuant to Security Agreements                           described on Annex A hereto
dated December 9, 1997 with Chase           Chase         (the "Lease Collateral")



Schedule 10.2 - Existing Liens - Solo
Page

                                     ANNEX A
                                       to
                                  Schedule 10.2
                                       to
                           Horizon Health Corporation
                      Amended and Restated Credit Agreement

                                Lease Collateral


         (a) All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, money, and deposit accounts, wherever located, now owned or hereafter acquired by debtor, and any and all present and future tax refunds of any kind whatsoever to which debtor is now or shall hereafter become entitled.

         (b) The bala nce of every deposit account of debtor and any other claim of debtor against Chase, now or hereafter existing, whether liquidated or unliquidated.

         (c) All present and future increases, profits, combinations, reclassifications of, and substitutes and replacements for, all or part of the collateral described in clauses (a) and (b) above.

         (d) All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and non-cash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against manufacturers of, or claims against any other Person with respect to, all or any part of the collateral described in this clause or in clauses (a), (b) and (c) above.

         (e) All present and future security for the payment to debtor of any of the collateral heretofore described in clauses (a) through (d) and goods which gave or will give rise to any of such collateral or are evidenced, identified, or represented therein or thereby.



Annex A to Schedule 10.2  - Solo Page

                                  SCHEDULE 10.5
                                       TO
                           HORIZON HEALTH CORPORATION
                          AMENDED AND RESTATED CREDIT AGREEMENT

                              Existing Investments

                                      None




Schedule 10.5 - Existing Investments - Solo Page